Exhibit 4.1

EBAY INC.

INDENTURE

Dated as of November 6, 2025

DEUTSCHE BANK TRUST COMPANY AMERICAS

Trustee

ii

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Indenture between eBay Inc., a Delaware corporation (the “Company”), and Deutsche Bank Trust Company Americas (the “Trustee”).

Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Securities issued under this Indenture.

Article 1.
DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.1     Definitions.

“Additional Amounts” means any additional amounts which are required hereby or by any Security, under circumstances specified herein or therein, to be paid by the Company in respect of certain taxes imposed on Holders specified herein or therein and which are owing to such Holders. Whenever in this Indenture there is mentioned, in any context, the payment of principal of or interest on any Security of any Series which by its terms provides for the payment of Additional Amounts, such mention shall be deemed to include mention of the payment of Additional Amounts to the extent that, in such context, Additional Amounts are or would be payable in respect of such principal or interest, as the case may be, pursuant to such terms.

“Affiliate” of any specified person means any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person. For the purposes of this definition, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”), as used with respect to any person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such person, whether through the ownership of voting securities or by agreement or otherwise.

“Agent” means any Registrar, Paying Agent or Service Agent.

“Aggregate Debt” means, with respect to the Securities of any Series, the sum of the following, calculated as of the date of determination on a consolidated basis in accordance with GAAP:

(1)            the aggregate amount of then outstanding Debt of the Company and its Significant Subsidiaries incurred after the date the Securities of such Series were first issued and secured by Liens not permitted under the first paragraph of Section Section 4.6; and

(2)            the aggregate amount of Attributable Debt of the Company and its Significant Subsidiaries then outstanding in respect of Sale and Lease-Back Transactions entered into by the Company and its Significant Subsidiaries after the date the Securities of such Series were first issued pursuant to the second paragraph of Section 4.7.

“Attributable Debt” with regard to a Sale and Lease-Back Transaction with respect to any Principal Property means, at the time of determination, the lesser of:

(1)            the fair market value (as determined in good faith by the Board of Directors) of the Principal Property subject to such Sale and Lease-Back Transaction; and

(2)            the present value of the total net amount of rent required to be paid under the applicable lease during the remaining contractual term thereof (including any period for which such lease has been extended but subject to the last sentence of this subparagraph), discounted at the rate of interest per annum set forth or implicit in the terms of such lease (or, if not practicable to determine such rate, the weighted average interest rate per annum borne (at the time of determination) by the Securities then outstanding under this Indenture) compounded semi-annually (assuming a 360-day year consisting of twelve 30 day months). For purposes of clarity, it is understood and agreed that (a) the total net amount of rent required to be paid under, and the term of, the applicable lease shall be determined upon the basis of the contractual terms of such lease and shall not be affected by the fact that all or any portion of such rent may, under GAAP, be characterized as interest or some other amount or that the amount of such rent or the term of such lease, as determined under GAAP, may be different from the amount of rent or the term specified by the contractual terms of such lease and (b) the total net amount of rent shall exclude any amounts required to be paid by the lessee, whether or not designated as rent or additional rent, on account of maintenance, repairs, insurance, taxes, assessments, water rates or similar charges or any amounts required to be paid by such lessee contingent upon the amount of sales or similar contingent amounts. In the case of any lease that is terminable by the lessee upon the payment of a penalty, such total net amount of rent shall be the lesser of (1) the net amount determined assuming termination upon the first date such lease may be terminated (in which case the net amount shall also include the present value, calculated as provided above, of the amount of the penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated) or (2) the net amount determined assuming no such termination, in each case determined in accordance with the contractual terms of such lease.

“Board of Directors” means the board of directors of the Company or any duly authorized committee thereof.

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been adopted by the Board of Directors or pursuant to authorization by the Board of Directors and to be in full force and effect on the date of the certificate and delivered to the Trustee.

“Business Day” means any day except a Saturday, Sunday or other day on which banking institutions in The City of New York are authorized or obligated by law, regulation or executive order to close; provided that such term shall mean, when used with respect to any place of payment of principal of or interest, if any, on the Securities of any Series, any day other than a Saturday, Sunday or other day on which banking institutions in such place of payment are authorized or obligated by law, regulation or executive order to close.

“Capital Stock” of any person means any and all shares, interests, participations or other equivalents (however designated) in the equity of such person.

“Company” means the party named as such above until a successor replaces it and thereafter means the successor.

“Company Order” means a written order signed in the name of the Company by one Officer, who must be the Chairman of the Board, Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, Chief Accounting Officer, Chief Legal Officer, President, any Executive Vice President, any Senior Vice President, any other Vice President, General Counsel, or Treasurer of the Company.

“Company Request” means a written request signed in the name of the Company by an Officer and delivered to the Trustee.

“Consolidated Net Tangible Assets” means, as of any date on which the Company effects a transaction requiring such Consolidated Net Tangible Assets to be measured under this Indenture, the aggregate amount of assets (less applicable reserves) after deducting therefrom (a) all current liabilities, except for current maturities of long-term debt and obligations under finance leases, and (b) all intangible assets (including goodwill), to the extent included in said aggregate amount of assets, all as set forth in the most recent consolidated balance sheet of the Company and its consolidated Subsidiaries prepared in accordance with GAAP contained in an annual report on Form 10-K or a quarterly report on Form 10-Q (in each case as amended, if applicable) filed by the Company with the SEC or if, at such date, the Company shall have ceased filing such reports with the SEC, the Company’s then most recent consolidated annual or quarterly balance sheet prepared in accordance with GAAP.

“Corporate Trust Office” means the principal office of the Trustee at which at any particular time its corporate trust business shall be administered, which office at the date hereof is located at Deutsche Bank Trust Company Americas, Trust and Securities Services, 1 Columbus Circle, 4th Floor, Mail Stop: NYC01-0417, New York, New York 10019, USA, Attention: EBAY INC., Deal ID: AA8400, or such other office as the Trustee may designate from time to time by notice to the Holders and the Company, or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from to time by notice to the Issuer and the Holders).

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

“Depositary” means, with respect to the Securities of any Series issuable or issued in whole or in part in the form of one or more Global Securities, the person designated as Depositary for such Series by the Company; and if at any time there is more than one such person, “Depositary” as used with respect to the Securities of any Series shall mean the Depositary with respect to the Securities of such Series.

“Discount Security” means any Security that provides for an amount less than the stated principal amount thereof to be due and payable upon acceleration of the maturity thereof pursuant to Section 6.2.

“Dollars” and “$” means the currency of The United States of America.

“euros” and “€” means the single currency of participating member states of the economic and monetary union as contemplated in the Treaty on European Union.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor thereto, in each case as amended or supplemented from time to time.

“Foreign Currency” means any currency, composite currency or currency unit issued by a government or governments other than the government of The United States of America including, without limitation, the euro.

“Foreign Government Obligations” means, with respect to Securities of any Series that are denominated in a Foreign Currency, (a) direct obligations of the government that issued or caused to be issued such currency for the payment of which obligations its full faith and credit is pledged or (b) obligations of a person controlled or supervised by or acting as an agency or instrumentality of such government the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by such government, which, in either case under clauses (a) or (b), are not callable or redeemable at the option of the issuer thereof, and shall also include a depositary receipt issued by a bank or trust company as custodian with respect to any such Foreign Government Obligation or a specific payment of interest on or principal of or other amount payable with respect to any such Foreign Government Obligation held by such custodian for the account of the holder of a depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Foreign Government Obligation or the specific payment of interest on or principal of or other amount payable with respect to the Foreign Government Obligation evidenced by such depository receipt.

“GAAP” means accounting principles generally accepted in the United States of America, which are in effect as of the date of application thereof.

“given,” with respect to any notice to be given to a Securityholder pursuant to this Indenture, shall mean notice (x) given to the Depositary (or its designee) pursuant to the standing instructions from the Depositary or its designee, including by electronic mail in accordance with accepted practices or procedures at the Depositary (in the case of a Global Security) or (y) mailed to such Securityholder by first class mail, postage prepaid, at its address as it appears on the Register, in the case of a Physical Security, in each case in accordance with Section 10.2. Notice so “given” shall be deemed to include any notice to be “mailed” or “delivered,” as applicable, under this Indenture.

“Global Security” or “Global Securities” means a Security or Securities, as the case may be, in the form established pursuant to Section 2.2 evidencing all or part of a Series of Securities, issued to the Depositary for such Series or its nominee, and registered in the name of such Depositary or nominee.

“Holder” or “Securityholder” means a person in whose name a Security is registered.

“Indenture” means this Indenture as amended or supplemented from time to time and shall include the form and terms of particular Series of Securities established as contemplated hereunder.

“interest” means, with respect to any Discount Security which by its terms bears interest only after Maturity, any installment of interest on such Security; and, when used with respect to any Security, shall be deemed to mean “interest, if any” on such Security unless otherwise expressly stated or the context otherwise requires.

“Maturity,” when used with respect to any Security, means any date on which the principal of such Security or an installment of principal becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption, required repurchase or otherwise.

“Non-recourse Obligation” means indebtedness or other obligations substantially related to (1) the acquisition of assets not previously owned by the Company or any of its Subsidiaries or (2) the financing of a project involving the development or expansion of properties of the Company or any of its Subsidiaries, as to which the obligee with respect to such indebtedness or obligation has no recourse to the Company or any Subsidiary of the Company or to the Company’s or any such Subsidiary’s assets other than the assets which were acquired with the proceeds of such transaction or the project financed with the proceeds of such transaction (and the proceeds thereof).

“Officer” means the Chairman of the Board, Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, Chief Accounting Officer, Chief Legal Officer, President, any Executive Vice President, any Senior Vice President, any Vice President, General Counsel, Treasurer, Controller, Secretary, any Assistant Treasurer, any Assistant Controller or any Assistant Secretary of the Company.

“Officer’s Certificate” means a certificate signed by the Chairman of the Board, Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, Chief Accounting Officer, Chief Legal Officer, President, any Executive Vice President, any Senior Vice President, any Vice President, General Counsel or Treasurer of the Company; provided that an Officer’s Certificate delivered pursuant to Section 4.3 shall be signed by one of the Officers specified in such section.

“Opinion of Counsel” means a written opinion of legal counsel who is reasonably acceptable to the Trustee, which opinion may be subject to customary exceptions, qualifications and limitations and, without limitation to the foregoing, may rely on certificates of officers of the Company or any of its subsidiaries or public officials, and which shall be reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to the Company.

“person” means any individual, corporation, partnership, joint venture, association, limited liability company, joint-stock company, trust, unincorporated organization or any other entity, including any government or any agency or political subdivision thereof.

“Physical Security” means a certificated Security which is not a Global Security.

“principal” of a Security means the principal of the Security plus, when appropriate, the premium, if any, on the Security.

“Principal Property” means (1) the Company’s principal corporate office (whether owned on the date of this Indenture or thereafter acquired, and including any leasehold interest therein) and (2) each data center, service and support facility or research and development facility (in each case, whether owned on the date of this Indenture or thereafter acquired) which is owned by or leased to the Company or any of its Subsidiaries and is located within the United States of America, unless, with respect to clause (2), the Board of Directors has determined in good faith that such center or facility is not of material importance to the total business conducted by the Company and its Subsidiaries, taken as a whole; provided, however, that any such center or facility (a) owned by the Company or any of its Subsidiaries for which the book value (less accumulated depreciation) on the date as of which the determination is being made is equal to or less than 1.0% of the Company’s Consolidated Net Tangible Assets as of such date, all determined in accordance with GAAP, or (b) leased by the Company or any of its Subsidiaries for which the annual lease obligation on the date as of which the determination is being made is equal to or less than $2.0 million shall in no event be deemed a Principal Property.

“Responsible Officer” means, when used with respect to the Trustee, any managing director, director, vice president, assistant vice president, assistant treasurer, assistant secretary, associate or any other officer within the corporate trust department of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also shall mean, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge and familiarity with the particular subject.

“Sale and Lease-Back Transaction” means any arrangement with any person providing for the leasing by the Company or any Significant Subsidiary of the Company of any Principal Property, whether owned on the date of this Indenture or thereafter acquired, which Principal Property has been or is to be sold or transferred by the Company or such Significant Subsidiary of the Company to such person with the intention of taking back a lease of such Principal Property.

“SEC” means the U.S. Securities and Exchange Commission or any successor thereto.

“Securities” means any bonds, debentures, notes or other debt instruments of the Company of any Series authenticated and delivered under this Indenture.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Series” or “Series of Securities” means any series of bonds, debentures, notes or other debt instruments of the Company created pursuant to Section 2.2 hereof.

“Significant Subsidiary” means any Subsidiary of the Company that is a “significant subsidiary” as defined in Rule 1-02(w) of Regulation S-X as promulgated by the SEC or any successor to such rule.

“Stated Maturity” when used with respect to any Security or any installment of principal thereof or interest thereon, means the date established by or pursuant to this Indenture or specified or determined as provided in such Security as the fixed date on which the principal of such Security or such installment of principal or interest, as the case may be, is due and payable.

“Subsidiary” of any specified person means any corporation, partnership, limited liability company or other entity of which more than 50% of the total voting power of outstanding shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof (or persons performing similar functions) is at the time owned (and, in the case of a partnership, more than 50% of whose total general partnership interests then outstanding is at the time owned), directly or indirectly, by such person or other Subsidiaries of such person or a combination thereof and, in the case of an entity other than a corporation or a partnership, such person has the power to direct, directly or indirectly, the policies, management and affairs of such entity.

“TIA” means the Trust Indenture Act of 1939, as amended, as in effect as of the date of this Indenture, except as provided in Section 9.4.

“Trustee” means the person named as the “Trustee” in the first paragraph of this instrument until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean or include each person who is then a Trustee hereunder, and if at any time there is more than one such person, “Trustee” as used with respect to the Securities of any Series shall mean the Trustee with respect to Securities of that Series.

“U.S. Government Obligations” means securities which are (a) direct obligations of The United States of America for the payment of which its full faith and credit is pledged or (b) obligations of a person controlled or supervised by and acting as an agency or instrumentality of The United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by The United States of America, and which in the case of (a) and (b) are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such U.S. Government Obligation or a specific payment of interest on or principal of or other amount payable with respect to any such U.S. Government Obligation held by such custodian for the account of the holder of a depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of interest on or principal of or other amount payable with respect to the U.S. Government Obligation evidenced by such depository receipt.

Section 1.2     Other Definitions.

TERM	DEFINED IN SECTION
“Bankruptcy Law”	6.1
“Custodian”	6.1
“Debt”	4.6
“Event of Default”	6.1
“Judgment Currency”	10.16
“Intercompany Debt”	4.6
“Lien”	4.6
“mandatory sinking fund payment”	11.1
“Market Exchange Rate”	10.15
“optional sinking fund payment”	11.1
“Paying Agent”	2.4
“Registrar”	2.4
“Required Currency”	10.16
“Service Agent”	2.4
“successor person”	5.1
“Executed Documentation”	10.9

Section 1.3     Certain Defined Terms: Trust Indenture Act. The following TIA terms used in this Indenture have the following meanings:

“Commission” means the SEC.

“indenture securities” means the Securities.

“indenture security holder” means a Securityholder.

“indenture to be qualified” means this Indenture.

“indenture trustee” or “institutional trustee” means the Trustee.

“obligor” on the indenture securities means the Company and any successor obligor upon the Securities.

All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA and not otherwise defined herein are used herein as so defined.

Section 1.4     Rules of Construction. Unless the context otherwise requires:

(a)            a term has the meaning assigned to it;

(b)            an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(c)            “or” is not exclusive;

(d)            words in the singular include the plural, and in the plural include the singular;

(e)            provisions apply to successive events and transactions; and

(f)             the phrase “in writing” as used herein shall be deemed to include PDFs, e-mails and other electronic means of transmission, unless otherwise indicated.

Article 2.
THE SECURITIES

Section 2.1     Issuable in Series. The aggregate principal amount of Securities that may be authenticated and delivered under this Indenture is unlimited. The Securities may be issued in one or more Series. All Securities of a Series shall be identical except as may be set forth or determined in the manner provided in a Board Resolution, supplemental indenture or Officer’s Certificate pursuant to authority granted under a Board Resolution. In the case of Securities of a Series to be issued from time to time, the Board Resolution, supplemental indenture or Officer’s Certificate pursuant to authority granted under a Board Resolution may provide for the method by which specified terms (such as interest rate, maturity date, record date or date from which interest shall accrue) are to be determined. Securities may differ between Series, and Securities within any Series may differ from any or all other Securities of such Series, in respect of any matters, provided that all Series of Securities shall be equally and ratably entitled to the benefits of the Indenture.

Section 2.2     Establishment of Form and Terms of Series of Securities.

The Securities of each Series shall be in such form or forms as may be set forth or determined in a manner provided in a Board Resolution, supplemental indenture or Officer’s Certificate pursuant to authority granted under a Board Resolution. At or prior to the issuance of any Securities within a Series, the terms of such Securities shall be established (as to the Series generally, in the case of Subsection 2.2.1, and either as to any Securities within the Series or as to the Series generally in the case of Subsections 2.2.2 through 2.2.22) by or pursuant to a Board Resolution, and set forth or determined in the manner provided in a Board Resolution, supplemental indenture or Officer’s Certificate, which terms shall include, without limitation and to the extent applicable with respect to Securities of such Series, the following:

2.2.1         the title of such Series (which shall distinguish such Securities of that particular Series from the Securities of any other Series);

2.2.2         any limit upon the aggregate principal amount of the Securities of such Series which may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of the Series pursuant to Section 2.7, 2.8, 2.11, 3.7 or 9.6 or, in the case of Securities of a Series that the Company may be required to repurchase at the option of the Holders thereof, Securities authenticated and delivered in exchange for other Securities of the same Series that were repurchased in part) and, if applicable, the conditions or requirements for issuing additional Securities of such Series;

2.2.3         the date or dates on which the principal of the Securities of such Series is or are payable;

2.2.4         if applicable, the rate or rates (which may be fixed or variable) per annum or, if applicable, the method used to determine such rate or rates (including, but not limited to, any commodity, commodity index, stock exchange index or financial index) at which the Securities of such Series shall bear interest, if any, the date or dates from which such interest, if any, shall accrue, the date or dates on which such interest, if any, shall commence and be payable and any regular record date for the interest payable on any interest payment date;

2.2.5         the right, if any, to defer payment of interest and the length of any deferral period;

2.2.6         the place or places where the principal of and interest, if any, on the Securities of such Series shall be payable, where the Securities of such Series may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Securities of such Series and this Indenture may be served, if other than the Corporate Trust Office, and the method of such payment, if by wire transfer, mail or other means;

2.2.7         if applicable, the period or periods within which, the price or prices at which and the terms and conditions upon which the Securities of such Series may be redeemed, in whole or in part, at the option of the Company;

2.2.8         if applicable, the obligation, if any, of the Company to redeem or repurchase the Securities of such Series pursuant to any sinking fund or analogous provisions or at the option of the Holders thereof and the period or periods within which, the price or prices at which and the terms and conditions upon which Securities of such Series shall be redeemed or repurchased, in whole or in part, pursuant to such obligation;

2.2.9         if other than denominations in which the debt securities of that series will be issued, if other than denominations of $2,000 or integral multiples of $1,000 in excess thereof;

2.2.10       whether any or all of the Securities of such Series are to be issued in the form of one or more Global Securities and, if so, the initial Depositary with respect to such Global Securities;

2.2.11       if other than the principal amount thereof, the portion of the principal amount of the Securities of such Series that shall be payable upon acceleration of the maturity thereof pursuant to Section 6.2;

2.2.12       if other than Dollars, the currency of denomination of the Securities of such Series, which may be any Foreign Currency;

2.2.13       if other than Dollars, the designation of the currency, currencies or currency units in which payment of the principal of and interest, if any, on the Securities of such Series will be made;

2.2.14       if payments of principal of or interest, if any, on the Securities of such Series are to be made in one or more currencies, composite currencies or currency units other than that or those in which such Securities are denominated, the manner in which the exchange rate with respect to such payments will be determined;

2.2.15       if applicable, the manner in which the amounts of payment of principal of and interest, if any, on the Securities of such Series will be determined, if such amounts may be determined by reference to an index based on a currency or currencies or by reference to a commodity, commodity index, stock exchange index or other index;

2.2.16       the provisions, if any, relating to any security or guarantees provided for the Securities of such Series;

2.2.17       any addition to or change in the Events of Default which applies to any Securities of such Series and any change in the right of the Trustee or the requisite Holders of such Securities to declare the principal amount thereof due and payable pursuant to Section 6.2 and any change in the circumstances under which the Securities of such Series shall become due and payable automatically pursuant to Section 6.2;

2.2.18       any addition to or change in the covenants which apply to Securities of such Series;

2.2.19       any other terms of the Securities of such Series (which may supplement, modify or delete any provision of this Indenture insofar as it applies to such Series);

2.2.20       if the Securities of such Series will be convertible into or exchangeable for shares of common stock, preferred stock or other securities and/or other property of the Company or any other person or cash, the terms and conditions upon which such Securities will be so convertible or exchangeable, including, if applicable, the initial conversion or exchange price or rate, how such price or rate will be calculated and may be adjusted, any mandatory or optional (at the Company’s option or at the option of the Holders thereof) conversion or exchange features, and the applicable conversion or exchange period(s);

2.2.21       if the Securities of such Series will not be senior Securities, whether the Securities of such Series will be senior subordinated, subordinated or junior subordinated debt securities and, in that case, a description of the subordination terms thereof;

2.2.22       if applicable, any interest rate calculation agents, exchange rate calculation agents or other agents with respect to the Securities of such Series; and

2.2.23       if applicable, any restrictions on transfer applicable to the Securities of such Series or any portion thereof, whether pursuant to securities laws applicable to such Securities or otherwise.

All Securities of any one Series need not be issued at the same time and may be issued from time to time, if so provided by or pursuant to a Board Resolution, supplemental indenture hereto or Officer’s Certificate referred to above. A Series may be reopened, without the consent of the Holders of such Series, to issue additional Securities of such Series, unless otherwise provided in such a Board Resolution, supplemental indenture or Officer’s Certificate.

Section 2.3     Execution and Authentication. One Officer shall sign the Securities for the Company by manual, electronic or facsimile signature.

If an Officer whose signature is on a Security no longer holds that office at the time the Security is authenticated, the Security shall nevertheless be valid.

A Security shall not be valid until authenticated by the manual, electronic or facsimile signature of the Trustee or an authenticating agent. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

The Trustee shall at any time, and from time to time, authenticate Securities for original issue in the principal amount provided in the Board Resolution, supplemental indenture hereto or Officer’s Certificate, upon receipt by the Trustee of a Company Order. Such Company Order may authorize authentication and delivery pursuant to electronic instructions from the Company or its duly authorized agent or agents. If all the Securities of any one Series are not to be originally issued at one time and if a Board Resolution, a supplemental indenture hereto or an Officer’s Certificate shall so permit, such Company Order may set forth the procedures for the issuance and authentication of such Securities. Each Security shall be dated the date of its authentication unless otherwise provided by a Board Resolution, a supplemental indenture hereto or an Officer’s Certificate.

The aggregate principal amount of Securities of any Series outstanding at any time may not exceed any limit upon the maximum principal amount for such Series set forth in the Board Resolution, supplemental indenture hereto or Officer’s Certificate delivered pursuant to Section 2.2, except as provided in such Section 2.2 or Sections 2.8 and Section 2.9.

Prior to the issuance of Securities of any Series, the Trustee shall have received and (subject to Section 7.1), in authenticating such Securities, shall be fully protected in relying on: (a) the Board Resolution, supplemental indenture hereto or Officer’s Certificate establishing the form of the Securities of that Series or of Securities within that Series and the terms of the Securities of that Series or of Securities within that Series, (b) an Officer’s Certificate complying with Section 10.4, and (c) an Opinion of Counsel complying with Section 10.4.

Notwithstanding the provisions of Section 2.2 and the preceding paragraph, if all the Securities of a Series are not to be originally issued at one time, it shall not be necessary to deliver the Board Resolution, supplemental indenture hereto or Officer’s Certificate pursuant to this Section 2.3, the Officer’s Certificate complying with Section 10.4 or the Opinion of Counsel complying with Section 10.4 prior to the issuance and authentication of each Security of such Series if such documents are delivered prior to the authentication upon original issuance of the first Securities of such Series to be issued and such documents provide for the issuance of all Securities of such Series.

The Trustee shall have the right to decline to authenticate and deliver any Securities of such Series: (a) if the Trustee, being advised by counsel, determines that such action may not be taken lawfully; or (b) if the Trustee in good faith by a Responsible Officer shall determine that such action would expose the Trustee to personal liability to Holders of any then outstanding Series of Securities.

The Trustee may, with the prior written consent of the Company, appoint an authenticating agent acceptable to the Company to authenticate Securities. An authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company or an Affiliate of the Company.

Section 2.4     Registrar and Paying Agent.

The Company shall maintain, with respect to each Series of Securities, at the place or places specified with respect to such Series pursuant to Section 2.2, an office or agency where Securities of such Series may be presented or surrendered for payment (“Paying Agent”), where Securities of such Series may be surrendered for registration of transfer or exchange (“Registrar”) and where notices and demands to or upon the Company in respect of the Securities of such Series and this Indenture may be served (“Service Agent”); provided that, if no such place is specified with respect to such Series pursuant to Section 2.2, then the place for the foregoing purposes shall be the Corporate Trust Office. The Registrar shall keep a register with respect to each Series of Securities and to their transfer and exchange. The Company will give prompt written notice to the Trustee of the name and address, and any change in the name or address, of each Registrar, Paying Agent or Service Agent (if other than the Trustee). If at any time the Company shall fail to maintain any such required Registrar, Paying Agent or Service Agent or shall fail to furnish the Trustee with the name and address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

The Company may also from time to time designate one or more co-registrars, additional paying agents or additional service agents and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligations to maintain a Registrar, Paying Agent and Service Agent in each place, if any, so specified pursuant to Section 2.2 for Securities of any Series for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the name or address of any such co-registrar, additional paying agent or additional service agent. The term “Registrar” includes any co-registrar; the term “Paying Agent” includes any additional paying agent; and the term “Service Agent” includes any additional service agent.

The Company hereby appoints the Trustee as the initial Registrar, Paying Agent and Service Agent for each Series unless another Registrar, Paying Agent or Service Agent, as the case may be, is appointed prior to or after the time Securities of that Series are first issued or pursuant to Section 2.2 with respect to the Securities of such Series. The Company may change any Registrar, Paying Agent or Service Agent without any notice to any Holder. The Company or any of its Subsidiaries may act as Paying Agent, Registrar or Service Agent.

Section 2.5     Paying Agent to Hold Money in Trust. The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust, for the benefit of Securityholders of any Series of Securities, or the Trustee, all money held by the Paying Agent for the payment of principal of or interest on such Series of Securities, and will notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary of the Company) shall have no further liability for the money. If the Company or a Subsidiary of the Company acts as Paying Agent, it shall segregate and hold in trust for the benefit of Securityholders of any Series of Securities all money held by it as Paying Agent.

Section 2.6     Securityholder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders of each Series of Securities and shall otherwise comply with TIA § 312(a). If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least ten days before each interest payment date (or such later date as may be acceptable to the Trustee) and at such other times as the Trustee may reasonably request in writing a list, in such form and as of such date as the Trustee may reasonably require, of the names and addresses of Securityholders of each Series of Securities.

Section 2.7     Transfer and Exchange. Where Securities of a Series are presented to the Registrar with a request to register a transfer or to exchange them for an equal principal amount of Securities of the same Series of like tenor and terms, the Registrar shall register the transfer or make the exchange if its requirements for such transactions are met, in accordance with this Indenture, and, if applicable, any Board Resolution, supplemental indenture hereto or Officer’s Certificate. To permit registrations of transfers and exchanges, the Trustee shall authenticate Securities at the Registrar’s request. No service charge shall be made for any registration of transfer or exchange (except as otherwise expressly permitted herein), but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith (other than any such tax or other governmental charge payable upon exchanges pursuant to Sections 2.11, 3.7 or 9.6).

Neither the Trustee nor the Registrar or any transfer agent shall have any obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among participants or indirect participants in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

Neither the Company nor the Registrar shall be required (a) to issue, register the transfer of, or exchange Securities of any Series during the period beginning at the opening of business fifteen days immediately preceding the giving of a notice of redemption of Securities of that Series selected for redemption and ending at the close of business on the day such notice is given, or (b) to register the transfer of or exchange Securities (or portions thereof) of any Series selected, called or being called for redemption, or, if applicable, surrendered for repurchase by the Company at the option of the Holders, except any portion thereof not so selected, called, being called or surrendered.

Section 2.8     Mutilated, Destroyed, Lost and Stolen Securities. If any mutilated Security is surrendered to the Trustee, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a new Security of the same Series and of like tenor, terms and principal amount and bearing a number not contemporaneously outstanding.

If there shall be delivered to the Company and the Trustee (a) evidence to their satisfaction of the destruction, loss or theft of any Security and (b) such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Company or the Trustee that such Security has been acquired by a bona fide purchaser, the Company shall execute and upon its request the Trustee shall authenticate and make available for delivery, in lieu of any such destroyed, lost or stolen Security, a new Security of the same Series and of like tenor, terms and principal amount and bearing a number not contemporaneously outstanding.

In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, pay such Security.

Upon the issuance of any new Security under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

Every new Security of any Series issued pursuant to this Section in lieu of any destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities of that Series duly issued hereunder.

To the extent lawful, the provisions of this Section are exclusive and shall preclude all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

Section 2.9     Outstanding Securities. The Securities outstanding at any time are all the Securities authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the principal amount of a Global Security recorded by the Trustee or other custodian for such Global Security and those described in this Section as not outstanding.

If a destroyed, lost or stolen Security is replaced pursuant to Section 2.8, it ceases to be outstanding until the Trustee receives proof satisfactory to it in its sole discretion that the replaced Security is held by a bona fide purchaser.

If the Paying Agent (other than the Company, a Subsidiary of the Company or an Affiliate of the Company) holds on the Maturity of Securities of a Series money sufficient to pay the principal of and/or interest on such Securities payable on that date, then on and after that date such Securities cease to be outstanding and interest on them ceases to accrue.

If any Security is converted into or exchanged for common stock or other securities or property (including cash) as contemplated by this Indenture and the terms of such Security, such Security ceases to be outstanding on the date of such conversion or exchange, as the case may be.

A Security does not cease to be outstanding because the Company or an Affiliate of the Company holds the Security.

In determining whether the Holders of the requisite principal amount of outstanding Securities have given any request, demand, authorization, direction, notice, consent or waiver or taken any other action hereunder or in respect of such Securities, the principal amount of a Discount Security that shall be deemed to be outstanding for such purposes shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon acceleration of the Maturity thereof pursuant to Section 6.2.

Section 2.10   Treasury Securities. In determining whether the Holders of the required principal amount of Securities or of Securities of a Series have concurred in any request, demand, authorization, direction, notice, consent, waiver or any other action, Securities of a Series owned by the Company or any Affiliate of the Company shall be disregarded, except that for the purposes of determining whether the Trustee shall be protected in relying on any such request, demand, authorization, direction, notice, consent or waiver, only Securities that the Trustee knows are so owned shall be so disregarded.

Section 2.11   Temporary Securities. Until definitive Securities are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities upon a Company Order. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company considers appropriate for temporary Securities.

Without unreasonable delay, the Company shall prepare and the Trustee upon request shall authenticate definitive Securities of the same Series, principal amount, tenor and terms in exchange for temporary Securities. Until so exchanged, temporary Securities shall have the same rights under this Indenture as the definitive Securities.

Section 2.12   Cancellation. The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment. The Trustee shall cancel all Securities surrendered for transfer, exchange, payment, replacement or cancellation (subject to any record retention requirement of the Exchange Act) and deliver a certificate of such cancellation to the Company, unless the Company otherwise directs. The Company may not issue new Securities to replace Securities that it has paid or delivered to the Trustee for cancellation.

Section 2.13   Payment of Interest; Computation of Interest. Except as otherwise provided as contemplated by Section 2.2 with respect to any Series of Securities, interest on any Security which is payable, and is punctually paid or duly provided for, on any date or dates on which interest shall be payable shall be paid to the person in whose name that Security (or one or more predecessor Securities) is registered at the close of business on the regular record date for such interest.

Except as otherwise specified as contemplated by Section 2.2 for Securities of any Series, interest on the Securities of each Series shall be computed on the basis of a 360-day year of twelve 30-day months.

Section 2.14   Defaulted Interest. To the extent provided for with respect to a Series of Securities pursuant to Section 2.2, if the Company defaults in a payment of interest on a Series of Securities, it shall pay the defaulted interest, plus, to the extent permitted by law, any interest payable on the defaulted interest, to the persons who are Securityholders of the Series at the close of business on a subsequent special record date. The Company shall fix the special record date and payment date. Unless otherwise provided pursuant to Section 2.2, at least 10 days before the special record date, the Company shall give notice to the Trustee and to each Securityholder of the Series of the special record date, the payment date and the amount of interest to be paid. The Company may pay defaulted interest in any other lawful manner.

Section 2.15   Global Securities.

2.15.1       Terms of Securities. A Board Resolution, a supplemental indenture hereto or an Officer’s Certificate may establish whether the Securities of a Series shall be issued in whole or in part in the form of one or more temporary or permanent Global Securities and the Depositary for such Global Security or Securities.

2.15.2       Transfer and Exchange. Unless otherwise specified pursuant to Section 2.2 with respect to the Securities of any Series, the Global Securities of any Series shall be exchangeable pursuant to Section 2.7 for Physical Securities of such Series in an equal aggregate principal amount and of like tenor and terms registered in the names of Holders other than the Depositary for such Global Securities or its nominee only if (a) the Company receives notice from such Depositary that it is unwilling or unable to continue as Depositary for the Global Securities of such Series or if such Depositary ceases to be a clearing agency registered under the Exchange Act, and, in either case, the Company fails to appoint a successor Depositary for the Global Securities of such Series registered as a clearing agency under the Exchange Act within 90 days after the date the Company receives such notice or learns that such Depositary has ceased to be so registered, (b) the Company, in its sole discretion, determines that the Global Securities of such Series shall be exchanged (in whole but not in part) for Securities of such Series in certificated form and delivers to the Trustee an Officer’s Certificate to such effect, or (c) an Event of Default with respect to the Securities of such Series shall have occurred and shall be continuing. Any Global Security of a Series that is exchangeable pursuant to the preceding sentence shall be exchangeable for Physical Securities of the same Series registered in such names as the Depositary shall direct in writing in an aggregate principal amount equal to the principal amount of the Global Security of such Series being exchanged and with like tenor and terms. The Trustee shall authenticate and make available for delivery, in exchange for a Global Security or any portion thereof being exchanged for Physical Securities, a like aggregate principal amount of Physical Securities of the same series of authorized denominations and of like tenor and terms as the Global Security or portion thereof to be exchanged, subject, however, to the provisions of the second paragraph of Section 2.7. Promptly following any such exchange in part, such Global Security shall, at the option of the Company, either be returned by the Trustee to such Depositary (or its custodian) and the Trustee shall endorse such Global Security to reflect the decrease in the principal amount thereof resulting from such exchange or such Global Security shall be exchanged for another Global Security in a principal amount reflecting the decrease in such principal amount resulting from such exchange. If a Physical Security is issued in exchange for any portion of a Global Security after the close of business on (i) any record date for such Security and before the opening of business on the next interest payment date for such Security, or (ii) any special record date for such Security and before the opening of business on the related proposed date for payment of interest or defaulted interest thereon, as the case may be, interest shall not be payable on such interest payment date or proposed date for payment, as the case may be, in respect of such Physical Security, but shall be payable on such interest payment date or proposed date for payment, as the case may be, only to the person to whom interest in respect of such portion of such Global Security shall be payable in accordance with the provisions of this Indenture and such Security.

2.15.3       Legend. Any Global Security issued hereunder shall bear such legend as the Company may deem appropriate or as the Depositary may require.

2.15.4       Acts of Holders. The Depositary, as a Holder, may appoint agents, grant proxies and otherwise authorize participants in its book-entry system and others to give or take any request, demand, authorization, direction, notice, consent, waiver or other action which a Holder is entitled to give or take under this Indenture.

2.15.5       Payments. Notwithstanding the other provisions of this Indenture, unless otherwise specified as contemplated by Section 2.2, payment of the principal of and interest, if any, on any Global Security shall be made to the Holder thereof.

2.15.6       No Responsibility for Global Securities. None of the Company, the Trustee, any Paying Agent or the Registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

Section 2.16    Persons Deemed Owners. Prior to due presentment of a Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the person in whose name such Security is registered in the register maintained by the Registrar for the Securities of such Series as the owner of such Security for the purpose of receiving payment of principal of and interest on such Security and for all other purposes whatsoever, whether or not any payment with respect to such Security shall be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

Section 2.17    CUSIP Numbers. The Company in issuing the Securities may use “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other elements of identification printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers.

Article 3.
REDEMPTION

Section 3.1     Applicability of Article. If provision is made for redemption of Securities of any Series before their Stated Maturity pursuant to Section 2.2, then the Securities of such Series shall be redeemable in accordance with their terms and, except as otherwise specified as contemplated in Section 2.2, in accordance with this Article 3.

Section 3.2     Notice to Trustee. The Company may, with respect to any Series of Securities, have the option to redeem and pay the Securities of such Series or may covenant to redeem and pay the Securities of such Series or any part thereof prior to the Stated Maturity thereof at such time and on such terms as provided for in such Securities or pursuant to Section 2.2. If the Securities of any Series are redeemable and the Company wants or is obligated to redeem prior to the Stated Maturity thereof all or part of the Securities of such Series pursuant to the terms of such Securities, it shall notify the Trustee of the redemption date and the principal amount of such Securities to be redeemed. The Company shall give the notice at least 10 days before the redemption date (or such shorter notice as may be acceptable to the Trustee).

Section 3.3     Selection of Securities to be Redeemed. Unless otherwise provided for a particular Series of Securities pursuant to Section 2.2, if less than all the Securities of a Series are to be redeemed, the Company shall select the Securities of the Series (or portions thereof) by lot, on a pro rata basis to the extent practicable or by any other method the Company deems to be fair and appropriate (or, in the case of Global Securities, based on the method required by the applicable Depositary or, if it is not so required, a method that most nearly approximate a pro rata basis), unless otherwise required by law or applicable stock exchange or depositary requirement. At least 10 days (or such shorter period as may be permitted by the Trustee) but no more than 60 days prior to the redemption rate, the Company shall make the selection from Securities of the Series outstanding not previously called for redemption. Securities of the Series and portions of them the Company selects shall be in amounts of $2,000 or whole multiples of $1,000 (or in such other authorized denominations as may be provided as contemplated by Section 2.2), provided that the remaining principal amount of any Security redeemed in part shall be an authorized denomination. Provisions of this Indenture that apply to Securities of a Series called for redemption also apply to portions of Securities of that Series called for redemption. In the event that all of the Securities of any Series called for redemption do not have the same tenor or other terms, then the selection of Securities to be redeemed shall be made from Securities of such Series having the same tenor or other terms.

Section 3.4     Notice of Redemption. Unless otherwise provided for a particular Series pursuant to Section 2.2, at least 10 days but not more than 60 days before a redemption date, the Company shall give notice of redemption (which may be given by first-class mail, airmail, recognized delivery service for scheduled delivery within four business days, hand delivery, facsimile transmission, email or other electronic transmission, including, without limitation, electronic transmission to or through the facilities of the Depositary for any Global Securities) to each Holder whose Securities are to be redeemed.

The notice shall identify the Securities of the Series to be redeemed and shall state:

(a)            the redemption date;

(b)            the redemption price;

(c)            the name and address of the Paying Agent;

(d)            that Securities of the Series called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(e)            that on the redemption date, the redemption price will become due and payable upon each such Security to be redeemed and that interest on Securities of the Series called for redemption ceases to accrue on and after the redemption date;

(f)             if less than all the outstanding Securities of any Series are to be redeemed (unless all the Securities of such Series of a specified tenor and terms are to be redeemed), the identification (and, in the case of partial redemption, the principal amounts) of the particular Securities to be redeemed;

(g)            the CUSIP number, if any; and

(h)            any other information as may be required by the terms of the particular Series or the Securities of a Series being redeemed.

At the Company’s request, the Trustee shall give the notice of redemption in the Company’s name and at its expense.

Section 3.5     Effect of Notice of Redemption. Once notice of redemption is sent or given as provided in Section 3.4, unless otherwise provided pursuant to Section 2.2 with respect to a notice of redemption that is subject to one or more conditions precedent, Securities of a Series or portions thereof called for redemption shall become due and payable on the redemption date and at the redemption price and, unless the Company defaults in the payment of such redemption price, on and after that redemption date interest shall cease to accrue on the Securities of such Series and portions thereof called for redemption. Unless otherwise provided pursuant to Section 2.2, a notice of redemption may not be conditional. Upon surrender to the Paying Agent, such Securities shall be paid at the redemption price plus accrued and unpaid interest to the redemption date; provided that installments of interest whose Stated Maturity is on or prior to the redemption date shall be payable to the Holders of such Securities (or one or more predecessor Securities) registered as such at the close of business on the relevant record date therefor according to their terms and the terms of this Indenture.

Section 3.6     Deposit of Redemption Price. On or before 10:00 a.m., New York City time, on the redemption date, the Company shall deposit with the Paying Agent money sufficient to pay the redemption price of and accrued and unpaid interest, if any, on all Securities to be redeemed on that date. Neither the Trustee nor the Paying Agent shall be responsible for determination, or verifying the Company’s determination, of the redemption price.

Section 3.7     Securities Redeemed in Part. Upon surrender of a Security that is redeemed in part, the Trustee shall authenticate for the Holder a new Security of the same Series and the same tenor and terms equal in principal amount to the unredeemed portion of the Security surrendered.

Article 4.
COVENANTS

Section 4.1     Payment of Principal and Interest. The Company covenants and agrees, for the benefit of the Holders of each Series of Securities, that it will deposit with the Paying Agent by 10:00 a.m. New York City time on the payment date money sufficient to, and duly and punctually, pay the principal of and interest, if any, on the Securities of that Series in accordance with the terms of such Securities and this Indenture.

Section 4.2     SEC Reports. The Company covenants and agrees, for the benefit of the Holders of the Securities of each Series, to provide (which delivery may be via electronic mail) to the Trustee within 15 days, after the Company files the same with the SEC, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may from time to time by rules and regulations prescribe) that the Company is required to file with the SEC pursuant to Section 13 or Section 15(d) of the Exchange Act; provided, however, the Company shall not be required to deliver to the Trustee any materials for which the Company has sought and received confidential treatment by the SEC; and provided further, that so long as such filings by the Company are available on the SEC’s Electronic Data Gathering, Analysis and Retrieval System (EDGAR) or any successor system or on the Company’s website, such filings shall be deemed to have been filed with the Trustee for purposes of this Section 4.2 without any further action required by the Company. The Company also shall comply with the other provisions of TIA § 314(a). For the avoidance of doubt, a failure by the Company to file annual reports, information and other reports with the SEC within the time periods prescribed therefor by the SEC shall not be deemed a breach of this Section 4.2. Delivery of such information, documents and reports to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates).

Section 4.3     Compliance Certificate. The Company covenants and agrees, for the benefit of the Holders of the Securities of each Series, that, it will deliver to the Trustee, within 120 days after the end of each fiscal year of the Company, an Officer’s Certificate (which shall be signed by the Company’s principal executive officer, principal financial officer or principal accounting officer) stating whether or not, to the knowledge of the signer thereof, the Company is in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (without regard to notice requirements or periods of grace) and if the Company shall be in default, specifying all such defaults and the nature and status thereof of which he or she may have knowledge.

The Company will, so long as any of the Securities are outstanding, deliver to the Trustee promptly upon becoming aware of any Default or Event of Default, an Officer’s Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

Section 4.4     Stay, Extension and Usury Laws. The Company covenants (to the extent that it may lawfully do so), for the benefit of the Holders of Securities of each Series, that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture or the Securities; and the Company (to the extent it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants (to the extent it may lawfully do so) that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will (to the extent it may lawfully do so) suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.5     Corporate Existence. The Company covenants and agrees, for the benefit of the Holders of Securities of each Series, that, subject to Article 5, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence.

Section 4.6     Limitation on Liens. The Company covenants and agrees, for the benefit of the Holders of the Securities of each Series, that the Company will not, nor will it permit any Significant Subsidiary to, issue, incur, create, assume or guarantee any debt for borrowed money (including debt for borrowed money evidenced by bonds, debentures, notes or similar instruments) (collectively, “Debt”) secured by a mortgage, deed of trust, security interest, pledge, lien, charge or similar encumbrance (each, a “Lien”) upon any Principal Property, shares of Capital Stock of any Significant Subsidiary or intercompany Debt owed by any Significant Subsidiary to the Company or any of its other Subsidiaries (“Intercompany Debt”) (whether such Principal Property, shares of Capital Stock or Intercompany Debt is existing or owed on the date the Securities of such Series are first issued or thereafter created or acquired), without in any such case effectively providing, substantially concurrently with or prior to the issuance, incurrence, creation, assumption or guarantee of any such secured Debt or the grant of such Lien securing any such secured Debt, that the Securities of such Series (together with, if the Company shall so determine, any other indebtedness or other obligations (including, without limitation, Securities of other Series issued under this Indenture) of or guarantees by the Company or any Significant Subsidiary ranking equally in right of payment with the Securities of such Series or any such guarantee) shall be secured equally and ratably with (or, at the Company’s option, prior to) such secured Debt (but only so long as such secured Debt is so secured). The foregoing restriction, however, will not apply to any of the following:

(1)              Liens on property, Capital Stock, Debt or other assets of any person existing at the time such person becomes a Subsidiary of the Company, provided that such Liens are not incurred in anticipation of such person becoming a Subsidiary of the Company and do not extend to any assets other than those of such person;

(2)              Liens on property, Capital Stock, Debt or other assets existing at the time of acquisition thereof (including, without limitation, by merger, consolidation or acquisition of Capital Stock) by the Company or a Subsidiary of the Company, or Liens thereon to secure the payment of all or any part of the purchase price thereof, or Liens on property, Capital Stock, Debt or other assets to secure any Debt incurred prior to, at the time of, or within 18 months after, the latest of the acquisition (including, without limitation, by merger, consolidation or acquisition of Capital Stock) thereof or, in the case of property, the completion of construction, the completion of improvements or the commencement of substantial commercial operation of such property for the purpose of financing all or any part of the purchase price thereof, such construction or the making of such improvements, as the case may be;

(3)              Liens in favor of, or which secure Debt owing to, the Company or any of its Subsidiaries;

(4)              Liens existing on the date the Securities of such Series were first issued;

(5)              Liens on property of a person existing at the time such person is merged with or into, or consolidated with, the Company or a Subsidiary of the Company or otherwise acquired by the Company or a Subsidiary of the Company or at the time of a sale, lease or other disposition of the properties of any person as an entirety or substantially as an entirety to the Company or a Subsidiary of the Company, provided that such Liens were not incurred in anticipation of such merger, consolidation, sale, lease or other disposition and do not extend to any assets other than those of the person merged with or into, or consolidated with, the Company or a Subsidiary of the Company or such property sold, leased or disposed of;

(6)              Liens in favor of the United States of America or any state, territory or possession thereof (or the District of Columbia), or any department, agency, instrumentality or political subdivision of the United States of America or any state, territory or possession thereof (or the District of Columbia), to secure partial, progress, advance or other payments pursuant to any contract or statute or to secure any Debt incurred for the purpose of financing all or any part of the purchase price of or the cost of constructing or improving the property subject to such Liens;

(7)              Liens securing the Securities of such Series;

(8)              Liens created in connection with a project financed with, or created to secure, Non-recourse Obligations;

(9)              Liens to secure bonds, notes, debentures or similar instruments on which the interest is exempt from federal income tax; and

(10)            extensions, renewals, refinancings or replacements (in whole or in part) of any Liens or Debt which is secured by Liens that were permitted to be incurred by this Indenture; provided, however, that (a) the principal or accreted amount of any Debt of the Company or any of its Significant Subsidiaries secured by such Lien immediately after such extension, renewal, refinancing or replacement shall not exceed the sum of the principal or accreted amount, as the case may be, of any Debt of the Company or any of its Significant Subsidiaries so secured immediately prior to such extension, renewal, refinancing or replacement plus any costs and expenses (including, without limitation, any fees, premiums and penalties) related to such extension, renewal, refinancing or replacement and (b) such extension, renewal, refinancing or replacement Liens are limited to all or part of the same Principal Property (and any improvements thereon), shares of Capital Stock of any Significant Subsidiary or Intercompany Debt which secured any Debt of the Company or any Significant Subsidiary immediately prior to such extension, renewal, refinancing or replacement.

Notwithstanding the foregoing, the Company and its Significant Subsidiaries may, without securing the Securities of such Series or any other Securities issued under this Indenture, issue, incur, create, assume or guarantee Debt secured by any Liens which would otherwise be subject to the restrictions set forth in the immediately preceding paragraph if, immediately after giving effect thereto and, if applicable, to the application of any proceeds therefrom to repay Debt on a pro forma basis, the Company’s Aggregate Debt does not exceed the greater of (1) 20% of the Company’s Consolidated Net Tangible Assets, determined as of the date of such issuance, incurrence, creation, assumption or guarantee, and (2) $500 million.

Section 4.7      Limitation on Sale and Lease-Back Transactions. The Company covenants and agrees, for the benefit of the Holders of the Securities of each Series, that the Company will not, nor will it permit any Significant Subsidiary to, enter into any Sale and Lease-Back Transaction with respect to any Principal Property, unless:

(1)              such Sale and Lease-Back Transaction involves a lease for a term of not more than three years;

(2)              such Sale and Lease-Back Transaction is between the Company and one of its Subsidiaries, or between any of its Subsidiaries;

(3)              the Company or such Significant Subsidiary would be entitled, at the time of such Sale and Lease-Back Transaction, to incur Debt secured by a Lien on the Principal Property involved in such Sale and Lease-Back Transaction at least equal in amount to the Attributable Debt with respect to such Sale and Lease-Back Transaction, without equally and ratably securing the Securities of such Series, pursuant to the first paragraph of Section 4.6;

(4)              the Company or any of its Subsidiaries applies an amount equal to the net proceeds of such Sale and Lease-Back Transaction within 365 days after such Sale and Lease-Back Transaction to any of (or a combination of) (i) the prepayment or retirement of the Securities of such Series, (ii) the prepayment or retirement of other bonds, notes, debentures or similar instruments (including, without limitation, Securities of any other Series issued under this Indenture) or Debt of the Company or a Subsidiary of the Company (other than bonds, notes, debentures, similar instruments or Debt of the Company that is by its terms subordinated in right of payment to the Securities of such Series) that by its terms matures more than 12 months after its creation or (iii) the purchase, construction, development, expansion or improvement of properties or facilities that are used in or useful to the Company’s business or the business of any of the Company’s Subsidiaries; or

(5)              such Sale and Lease-Back Transaction was entered into on or prior to the date the Securities of such Series were first issued.

Notwithstanding the foregoing, the Company and its Significant Subsidiaries may, without securing the Securities of such Series or any other Securities issued under this Indenture, enter into a Sale and Lease-Back Transaction which would otherwise be subject to the restrictions set forth in the immediately preceding paragraph if, immediately after giving effect thereto and, if applicable, to the application of any proceeds therefrom to repay Debt on a pro forma basis, the Company’s Aggregate Debt does not exceed the greater of (1) 20% of the Company’s Consolidated Net Tangible Assets, determined as of the date of such Sale and Lease-Back Transaction, and (2) $500 million.

Article 5.
SUCCESSORS

Section 5.1     When Company May Merge, Etc. The Company covenants and agrees, for the benefit of the Holders of the Securities of each Series, that the Company shall not consolidate with or merge into, or convey, transfer or lease all or substantially all of its properties and assets to, any person (a “successor person”) unless:

(a)            the Company is the surviving person or the successor person (if other than the Company) is organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and expressly assumes the Company’s obligations under the Securities of each Series and this Indenture; and

(b)            immediately after giving effect to the transaction, no Event of Default, and no event which, after notice or lapse of time or both, would be an Event of Default, shall have occurred and be continuing.

The Company shall deliver to the Trustee prior to the consummation of the proposed transaction an Officer’s Certificate to the foregoing effect and an Opinion of Counsel to the effect that the proposed transaction and any supplemental indenture comply with this Indenture.

Notwithstanding the above, any Subsidiary of the Company may consolidate with, merge into or convey, transfer or lease all or part of its properties or assets to the Company or any of the Company’s Subsidiaries. Neither an Officer’s Certificate nor an Opinion of Counsel shall be required to be delivered in connection therewith.

Section 5.2     Successor Person Substituted. Upon any consolidation or merger, or any conveyance, transfer or lease of all or substantially all the properties and assets of the Company in accordance with Section 5.1, the successor person formed by such consolidation or into which the Company is merged or to which such conveyance, transfer or lease of all or substantially all the properties and assets is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under the Securities and this Indenture with the same effect as if such successor person had been named as the Company in the Securities of each Series and this Indenture, and thereafter the predecessor Company shall, except in the case of a lease, be released from all obligations and covenants under the Securities of each Series and this Indenture.

Article 6.
DEFAULTS AND REMEDIES

Section 6.1     Events of Default. “Event of Default,” wherever used herein with respect to Securities of any Series, means any one of the following events, unless otherwise provided as contemplated by Section 2.2:

(a)            default in the payment of any interest on any Security of that Series when it becomes due and payable, and continuance of such default for a period of 30 days (unless the entire amount of such payment is deposited by the Company with the Trustee or with a Paying Agent prior to the expiration of such 30-day period); or

(b)            default in the payment of principal of or premium (if any) on any Security of that Series when due and payable; or

(c)            default in the performance or breach of any covenant or warranty of the Company in this Indenture (other than a covenant or warranty for which the consequences of nonperformance or breach are addressed by another Event of Default applicable to Securities of that Series and other than a covenant or warranty that has been included in this Indenture solely for the benefit of Series of Securities other than that Series), which default or breach continues uncured for a period of 90 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of the outstanding Securities of that Series, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder; or

(d)            the Company pursuant to or within the meaning of any Bankruptcy Law:

(i)           commences a voluntary case,

(ii)          consents to the entry of an order for relief against it in an involuntary case,

(iii)         consents to the appointment of a Custodian of it or for all or substantially all of its property,

(iv)         makes a general assignment for the benefit of its creditors, or

(v)          admits in writing its inability generally to pay its debts as the same become due; or

(e)            a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(i)           is for relief against the Company in an involuntary case,

(ii)          appoints a Custodian of the Company or for all or substantially all of its property, or

(iii)         orders the liquidation of the Company,

and the order or decree remains unstayed and in effect for 90 days; or

(f)             any other Event of Default provided with respect to Securities of that Series, which is specified in a Board Resolution, a supplemental indenture hereto or an Officer’s Certificate, in accordance with Section 2.2.

The term “Bankruptcy Law” means title 11, U.S. Code or any similar Federal or State law for the relief of debtors. The term “Custodian” means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

Section 6.2     Acceleration of Maturity; Rescission and Annulment. If an Event of Default with respect to Securities of any Series at the time outstanding occurs and is continuing (other than an Event of Default referred to in Section 6.1(d) or (e)) then in every such case the Trustee or the Holders of not less than 25% in principal amount of the outstanding Securities of that Series may declare the principal (or, if any Securities of that Series are Discount Securities, such portion of the principal as may be specified in the terms of such Securities) of and accrued and unpaid interest, if any, on all of the Securities of that Series to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Holders), and upon any such declaration such principal (or specified amount) and accrued and unpaid interest, if any, shall become immediately due and payable. If an Event of Default specified in Section 6.1(d) or (e) occurs and is continuing with respect to the Securities of any Series, the principal (or such specified amount) of and accrued and unpaid interest, if any, on all outstanding Securities of such Series shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder of Securities of such Series.

At any time after such acceleration with respect to any Series of Securities has occurred and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Holders of a majority in principal amount of the outstanding Securities of that Series, by written notice to the Company and the Trustee, may rescind and annul such acceleration and its consequences if all Events of Default with respect to Securities of that Series, other than the non-payment of the principal and interest, if any, of Securities of that Series which have become due solely by such acceleration, have been cured or waived as provided in Section 6.13.

No such rescission shall affect any subsequent Default or impair any right consequent thereon.

Section 6.3     Collection of Indebtedness and Suits for Enforcement by Trustee. The Company covenants that if

(a)            default is made in the payment of any interest on any Security when such interest becomes due and payable and such default continues for a period of 30 days (unless the entire amount of such payment is deposited by the Company with the Trustee or with a Paying Agent prior to the expiration of such 30-day period); or

(b)            default is made in the payment of principal of any Security when due and payable; or

(c)            default is made in the deposit of any sinking fund payment when and as due by the terms of a Security,

then, the Company will, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Securities and the Trustee, the whole amount then due and payable on such Securities for principal and interest and, to the extent that payment of such interest shall be permitted by law, interest on any overdue principal and any overdue interest at the rate or rates prescribed therefor in such Securities, and, in addition thereto, such further amount as shall be sufficient to cover all amounts then due to the Trustee and the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company or any other obligor upon such Securities and collect the moneys adjudged or deemed to be payable in the manner provided by law out of the property of the Company or any other obligor upon such Securities, wherever situated.

If an Event of Default with respect to any Securities of any Series occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of Securities of such Series by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

Section 6.4     Trustee May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other similar judicial proceeding relative to the Company or any other obligor upon the Securities of any Series or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Securities of such Series shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise,

(a)            to file and prove a claim for the whole amount of principal and interest owing and unpaid in respect of the Securities of such Series and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding; and

(b)            to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same,

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.7.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.5     Trustee May Enforce Claims Without Possession of Securities. All rights of action and claims under this Indenture or the Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Securities in respect of which such judgment has been recovered.

Section 6.6     Application of Money Collected. Any money collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal or interest, upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

First: To the payment of all amounts due the Trustee under this Article 6 and Section 7.7; and

Second: To the payment of the amounts then due and unpaid for principal of and interest, if any, on the Securities in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal and interest; and

Third: To the Company.

Section 6.7     Limitation on Suits. No Holder of any Security of any Series shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture or the Securities of such Series, or for the appointment of a receiver, trustee or similar official, or for any other remedy hereunder, unless

(a)            such Holder has previously given written notice to the Trustee of a continuing Event of Default with respect to the Securities of that Series;

(b)            the Holders of at least a majority in principal amount of the outstanding Securities of that Series shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

(c)            such Holder or Holders have offered to the Trustee indemnity and/or security satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request;

(d)            the Trustee for 90 days after its receipt of such notice, request and offer of indemnity and/or security has failed to institute any such proceeding; and

(e)            no direction inconsistent with such written request has been given to the Trustee during such 90-day period by the Holders of a majority in principal amount of the outstanding Securities of that Series;

it being understood and intended that no one or more of such Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other of such Holders, or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all such Holders.

Section 6.8     Unconditional Right of Holders to Receive Principal and Interest. Notwithstanding any other provision in this Indenture, the Holder of any Security shall have the right, which is absolute and unconditional, to receive payment of the principal of and interest, if any, on such Security on the Stated Maturity or Stated Maturities expressed in such Security (or, in the case of redemption, on the redemption date or, in the case of any Security that is subject to repurchase by the Company at the option of the Holder, on the date of any such required repurchase or, in the case of any Security that is convertible or exchangeable, to receive the applicable consideration due upon conversion or exchange as provided with respect to such Securitiy) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

Section 6.9     Restoration of Rights and Remedies. If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and, in every such case, subject to any determination in such proceeding and to the extent permitted by applicable law, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

Section 6.10   Rights and Remedies Cumulative. Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in Section 2.8, to the extent permitted by applicable law, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not, to the extent permitted by applicable law, prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 6.11   Delay or Omission Not Waiver. To the extent permitted by applicable law, no delay or omission of the Trustee or of any Holder of any Securities to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein and every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

Section 6.12   Control by Holders. The Holders of a majority in principal amount of the outstanding Securities of any Series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Securities of such Series, provided that:

(a)            such direction shall not be in conflict with any rule of law or with this Indenture;

(b)            the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction; and

(c)            subject to the provisions of Section 7.1, the Trustee shall have the right to decline to follow any such direction if the Trustee in good faith shall, by a Responsible Officer of the Trustee, determine that the proceeding so directed would involve the Trustee in personal liability.

Section 6.13   Waiver of Past Defaults. The Holders of not less than a majority in principal amount of the outstanding Securities of any Series may (including by consents obtained in connection with a tender offer or exchange offer for the Securities of such Series), on behalf of the Holders of all the Securities of such Series, waive any past Default hereunder with respect to such Series and its consequences, except a Default in the payment of the principal of or interest, if any, on any Security of such Series, (provided, however, that the Holders of a majority in principal amount of the outstanding Securities of any Series may rescind an acceleration of the Securities of that Series and its consequences, including any related payment default that resulted from such acceleration). Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but, to the extent permitted by applicable law, no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.14   Undertaking for Costs. All parties to this Indenture agree, and each Holder of any Security by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Company, to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of the outstanding Securities of any Series, or to any suit instituted by any Holder for the enforcement of the payment of the principal of or interest on any Security on or after the Stated Maturity or Stated Maturities expressed in such Security (or, in the case of redemption, on the redemption date or, in the case of any Security that is subject to repurchase by the Company at the option of the Holder, on the date of any such required repurchase).

Article 7.
TRUSTEE

Section 7.1     Duties of Trustee.

(a)            If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

(b)            Except during the continuance of an Event of Default:

(i)           the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee, whose duties and obligations shall be determined solely by the express provisions of this Indenture.

(ii)          In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon Officer’s Certificates or Opinions of Counsel furnished to the Trustee and conforming to the requirements of this Indenture; provided, however, in the case of any such Officer’s Certificates or Opinions of Counsel which by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall examine such Officer’s Certificates and Opinions of Counsel to determine whether or not they conform to the requirements of Section 10.5.

(c)            The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(i)           This paragraph does not limit the effect of paragraph (b) of this Section.

(ii)          The Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

(iii)         The Trustee shall not be liable with respect to any action taken, suffered or omitted to be taken by it with respect to Securities of any Series in good faith in accordance with the direction of the Holders of a majority in principal amount of the outstanding Securities of any Series relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture with respect to the Securities of such Series.

(d)            Every provision of this Indenture that in any way relates to the Trustee is subject to paragraph (a), (b) and (c) of this Section.

(e)            The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree to in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

(f)             No provision of this Indenture shall require the Trustee to risk its own funds or otherwise incur any financial liability in the performance of any of its duties, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk is not reasonably assured to it.

(g)            The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

Section 7.2     Rights of Trustee.

(a)            The Trustee may rely on and shall be protected in acting or refraining from acting upon any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

(b)            Before the Trustee acts or refrains from acting, it may require an Officer’s Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officer’s Certificate or Opinion of Counsel or both.

(c)            The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care. No Depositary shall be deemed an agent of the Trustee and the Trustee shall not be responsible for any act or omission by any Depositary.

(d)            The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers, provided that the Trustee’s conduct does not constitute negligence or bad faith. In no event shall the Trustee be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(e)            The Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder without negligence and in good faith and in reliance thereon.

(f)             The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders of Securities of any Series unless such Holders shall have offered to the Trustee security and/or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

(g)            The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit.

(h)            The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Securities generally or the Securities of a particular Series and this Indenture.

(i)             The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

(j)             The Trustee may refrain from taking any action in any jurisdiction if the taking of such action in that jurisdiction would, in its opinion, based upon legal advice in the relevant jurisdiction, be contrary to any law of that jurisdiction or, to the extent applicable, the State of New York. Furthermore, the Trustee may also refrain from taking such action if it would otherwise render it liable to any person in that jurisdiction, or, to the extent applicable, the State of New York or if it is determined by any court or other competent authority in that jurisdiction, or, to the extent applicable, in the State of New York, that it does not have such power.

(k)            If the Trustee shall receive conflicting or inconsistent requests from two or more groups of Holders, each representing less than a majority of the aggregate principal amount of Securities then outstanding, the Trustee in its sole discretion may determine what action, if any, shall be taken, notwithstanding any other provision of this Indenture.

(l)             In the event the Trustee receives inconsistent or conflicting requests and security and/or indemnity from two or more groups of Holders, each representing less than the requisite majority in aggregate principal amount of the Securities then outstanding, pursuant to the provisions of this Indenture, the Trustee, in its sole discretion, may determine what action, if any, shall be taken and shall be held harmless and shall not incur any liability for its failure to act until such inconsistency or conflict is, in its reasonable opinion, resolved.

(m)           The Trustee shall have no duty to inquire as to the performance of the Company with respect to the covenants contained in Article 4. Delivery of reports, information and documents to the Trustee under Article 4 is for informational purposes only and the Trustee’s receipt of the foregoing shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuers’ compliance with any of their covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates).

(n)            The Trustee may assume without inquiry in the absence of actual knowledge that the Company is duly complying with its obligations contained in this Indenture required to be performed and observed by it, and that no Default or Event of Default or other event which would require repayment of any Series of the Securities has occurred.

Section 7.3     Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or an Affiliate of the Company with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. The Trustee is also subject to Sections 7.10 and 7.11.

Section 7.4     Trustee’s Disclaimer. The Trustee makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Company’s use of the proceeds from the Securities, and it shall not be responsible for any statement in the Securities other than its certificate of authentication.

Section 7.5     Notice of Defaults. If a Default or Event of Default occurs and is continuing with respect to the Securities of any Series and if it is actually known to a Responsible Officer of the Trustee, the Trustee shall mail to each Securityholder of the Securities of that Series notice of a Default or Event of Default within 90 days after it occurs or, if later, after a Responsible Officer of the Trustee has actual knowledge of such Default or Event of Default, in each case unless such Default or Event of Default shall have been cured or waived or ceased to exist; provided, further, that in the case of any Default of the character specified in Section 6.1(c), no such notice to Holder shall be given until at least 30 days after the occurrence thereof. Except in the case of a Default or Event of Default in payment of principal of or interest on any Security of any Series, the Trustee may withhold the notice if and so long as its corporate trust committee or a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of Securityholders of that Series.

Section 7.6     Reports by Trustee to Holders. Within 60 days after May 15 of each year commencing with the first May 15 following the first issuance of Securities pursuant to Section 2.1, the Trustee shall transmit by mail to all Securityholders, as their names and addresses appear on the register kept by the Registrar, a brief report dated as of such May 15, in accordance with, and to the extent required under, TIA § 313.

A copy of each report at the time of its mailing to Securityholders of any Series shall be filed with the SEC and each stock exchange on which the Securities of that Series are listed. The Company shall promptly notify the Trustee when Securities of any Series are listed on any stock exchange.

Section 7.7     Compensation and Indemnity. The Company shall pay to the Trustee from time to time compensation for its services as the Company and the Trustee shall from time to time agree upon in writing. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred by the Trustee in the performance of its duties under this Indenture, as Trustee or Agent. Such expenses shall include the reasonable compensation and expenses of the Trustee’s agents and counsel.

The Company shall indemnify each of the Trustee and any predecessor Trustee (including the cost of defending itself) against any loss, liability or expense, including taxes (other than taxes based upon, measured by or determined by income) incurred by it in the performance of its duties under this Indenture as Trustee or Agent except as set forth in the next paragraph. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. The Company shall have the right (but not the obligation) to defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld. This indemnification shall apply to officers, directors, employees, shareholders and agents of the Trustee.

Anything in this Indenture to the contrary notwithstanding (including, without limitation, the first two paragraphs of this Section 7.7), the Company need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee or by any officer, director, employee, shareholder or agent of the Trustee through negligence, willful misconduct or bad faith.

To secure the Company’s payment obligations in this Section, the Trustee shall have a lien prior to the Securities of any Series on all money or property held or collected by the Trustee, except that held in trust to pay principal of and interest on any Securities.

When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.1(d) or (e) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

The provisions of this Section shall survive the termination of this Indenture and the resignation or removal of the Trustee.

Section 7.8     Replacement of Trustee. A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section.

The Trustee may resign and be discharged at any time with respect to the Securities of one or more Series by so notifying the Company in writing at least 30 days (or such shorter time as the Trustee deems necessary, provided a successor Trustee is in place) prior to the date of the proposed resignation. The Holders of a majority in principal amount of the outstanding Securities of any Series may remove the Trustee with respect to that Series by so notifying the Trustee and the Company. The Company may remove the Trustee with respect to Securities of one or more Series if:

(a)            the Trustee fails to comply with Section 7.10;

(b)            the Trustee is adjudged bankrupt or insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(c)            a Custodian or public officer takes charge of the Trustee or its property;

(d)            the Trustee becomes incapable of acting; or

(e)            the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another person.

If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Securities may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

If a successor Trustee with respect to the Securities of any one or more Series does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of at least a majority in principal amount of the outstanding Securities of the applicable Series may petition any court of competent jurisdiction for the appointment of a successor Trustee.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company containing an acknowledgement that it will be holding and exercising the lien provided in Section 7.7 for the benefit of the prior claims of the predecessor Trustee. Immediately after that, the retiring Trustee shall transfer all property held by it as Trustee to the successor Trustee subject to the lien provided for in Section 7.7, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee with respect to each Series of Securities for which it is acting as Trustee under this Indenture. A successor Trustee shall mail a notice of its succession to each Securityholder of each such Series. Notwithstanding replacement of the Trustee pursuant to this Section 7.8, the Company’s obligations under Section 7.7 hereof shall continue for the benefit of the retiring Trustee with respect to expenses and liabilities incurred by it prior to such replacement.

Section 7.9     Successor Trustee by Merger, Etc. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another person, the successor person without any further act shall be the successor Trustee, provided that the Company does not elect to remove such successor person as Trustee pursuant to Section 7.8(e).

Section 7.10   Eligibility; Disqualification. This Indenture shall always have a Trustee who satisfies the requirements of TIA § 310(a)(1), (2) and (5). The Trustee shall always have a combined capital and surplus of at least $25,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA § 310(b).

Section 7.11   Preferential Collection of Claims Against Company. The Trustee is subject to TIA § 311(a), excluding any creditor relationship listed in TIA § 311(b). A Trustee who has resigned or been removed shall be subject to TIA § 311(a) to the extent indicated.

Article 8.
SATISFACTION AND DISCHARGE; DEFEASANCE

Section 8.1     Satisfaction and Discharge of Indenture. This Indenture shall upon Company Order cease to be of further effect (except as hereinafter provided in this Section 8.1) with respect to any Series of Securities specified in such Company Order, and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when

(a)            any of the following shall have occurred:

(i)           no Securities of such Series have been issued hereunder;

(ii)          all Securities of such Series theretofore authenticated and delivered (other than Securities of such Series that have been destroyed, lost or stolen and that have been replaced or paid and Securities of such Series for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company or any of its Subsidiaries and thereafter repaid to the Company or discharged from such trust as in this Indenture provided) have been delivered to the Trustee for cancellation; or

(iii)         all such Securities not theretofore delivered to the Trustee for cancellation:

(1)         have become due and payable, or

(2)         will become due and payable at their Stated Maturity within one year, or

(3)         have been called for redemption or are to be called for redemption within one year under arrangements reasonably satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, or

(4)         are deemed paid and discharged pursuant to Section 8.3, as applicable;

and the Company, in the case of (1), (2) or (3) above, has irrevocably (except as provided in SectionsSection 8.2(c) and 8.5 hereof) deposited or caused to be deposited with the Trustee as trust funds in trust an amount sufficient for the purpose of paying and discharging the entire indebtedness on such Securities not theretofore delivered to the Trustee for cancellation, for principal and interest, if any, to the date of such deposit (in the case of Securities which have become due and payable on or prior to the date of such deposit) or to the Stated Maturity or redemption date, as the case may be;

(b)            the Company has paid or caused to be paid all other sums payable hereunder by the Company with respect to the Securities of such Series; and

(c)            the Company has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture with respect to the Securities of such Series have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 7.7, and, if money shall have been deposited with the Trustee pursuant to clause (a) of this Section, the provisions of Sections 2.4, 2.7, 2.8, 8.2 and 8.5 shall survive.

Notwithstanding the foregoing, the terms of any satisfaction and discharge of this Indenture with respect to any Series of convertible or exchangeable Securities shall be set forth in the supplemental indenture or Officer’s Certificate establishing the terms of such Series of Securities pursuant to Section 2.2 of this Indenture.

Section 8.2     Application of Trust Funds; Indemnification.

(a)            Subject to the provisions of SectionsSection 8.2(c) and 8.5, all money deposited with the Trustee pursuant to Section 8.1, all money and U.S. Government Obligations or Foreign Government Obligations deposited with the Trustee pursuant to Section 8.3 or 8.4 and all money received by the Trustee in respect of U.S. Government Obligations or Foreign Government Obligations deposited with the Trustee pursuant to Section 8.3 or 8.4 with respect to the Securities of any Series, shall be held in trust and applied by it, in accordance with the provisions of the Securities of such Series and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the persons entitled thereto, of the principal and interest for whose payment such money and/or U.S. Government Obligations or Foreign Government Obligations have been deposited with or received by the Trustee or to make mandatory sinking fund payments or analogous payments as contemplated by Sections 8.3 or 8.4 with respect to the Securities of such Series.

(b)            The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against U.S. Government Obligations or Foreign Government Obligations deposited pursuant to Sections 8.3 or 8.4 or the principal and interest received in respect thereof, other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Securities of such Series.

(c)            The Trustee shall deliver or pay to the Company from time to time upon Company Request any U.S. Government Obligations or Foreign Government Obligations or money held by it as provided in Sections 8.1, 8.3 or 8.4 which, in the opinion of a nationally recognized firm of independent certified public accountants expressed in a written certification thereof delivered to the Trustee, are then in excess of the amount thereof which then would have been required to be deposited for the purpose for which such U.S. Government Obligations or Foreign Government Obligations or money were deposited or received. This provision shall not authorize the sale by the Trustee of any U.S. Government Obligations or Foreign Government Obligations held under Section 8.3 or 8.4.

Section 8.3     Legal Defeasance of Securities of any Series. Unless this Section 8.3 is otherwise specified, pursuant to Section 2.2, to be inapplicable to Securities of any Series, the Company shall be deemed to have paid and discharged the entire indebtedness on all the outstanding Securities of any Series on the 91st day after the date of the deposit referred to in subparagraph (d) hereof, and the provisions of this Indenture, as it relates to such outstanding Securities of such Series, shall no longer be in effect (and the Trustee, at the expense of the Company, shall, at Company Request, execute proper instruments acknowledging the same (“legal defeasance”)), except as to:

(a)            the rights of Holders of Securities of such Series to receive, solely from the trust funds described in subparagraph (d) hereof, (i) payment of the principal of and each installment, if any, of principal of and interest on the outstanding Securities of such Series on the Stated Maturity of such principal or installment of principal or interest and (ii) the benefit of any mandatory sinking fund payments applicable to the Securities of such Series on the day on which such payments are due and payable in accordance with the terms of this Indenture and the Securities of such Series;

(b)            the provisions of Sections 2.4, 2.7, 2.8, 8.2, 8.3 and 8.5; and

(c)            the rights, powers, trust and immunities of the Trustee hereunder;

provided that, the following conditions shall have been satisfied:

(d)            the Company shall have deposited or caused to be irrevocably deposited (except as provided in Section 8.2(c) and Section 8.5) with the Trustee as trust funds in trust for the purpose of making the following payments, specifically pledged as security for and dedicated solely to the benefit of the Holders of the Securities of such Series (i) in the case of Securities of such Series denominated in Dollars, cash in Dollars and/or U.S. Government Obligations, or (ii) in the case of Securities of such Series denominated in a Foreign Currency (other than a composite currency), money and/or Foreign Government Obligations, which through the payment of interest and principal in respect thereof in accordance with their terms, will provide (and without reinvestment and assuming no tax liability will be imposed on such Trustee), not later than one day before the due date of any payment of principal of or interest, if any, on and any mandatory sinking fund payments in respect of, the Securities of such Series, an amount in cash, sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge each installment of principal of and interest, if any, on and any mandatory sinking fund payments in respect of all the Securities of such Series on the dates such installments of interest or principal and such sinking fund payments are due or, if applicable, any redemption date;

(e)            such deposit will not result in a breach or violation of, or constitute a default under, this Indenture or any other material instrument or agreement relating to or evidencing indebtedness for borrowed money to which the Company is a party or by which it is bound;

(f)             no Default or Event of Default with respect to the Securities of such Series shall have occurred and be continuing on the date of such deposit or during the period ending on the 91st day after such date;

(g)            the Company shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel to the effect that (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (ii) since the date of this Indenture, there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the Securities of such Series will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit, legal defeasance and discharge and will be subject to Federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such deposit, legal defeasance and discharge had not occurred;

(h)            if the deposit of money and/or U.S. Government Obligations or Foreign Government Obligations shall be sufficient to pay the principal of, interest, if any on and any mandatory sinking fund payments in respect of any or all of the outstanding Securities of such Series provided such Securities are redeemed on a particular redemption date, and if such Securities have not been called for redemption, the Company shall make arrangements reasonably satisfactory to the Trustee for the giving of notice of such redemption by the Trustee in the name, and at the expense of, the Company; and

(i)             the Company shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, to the effect that all conditions precedent provided for relating to the defeasance contemplated by this Section 8.3 have been complied with.

Section 8.4     Covenant Defeasance. Unless this Section 8.4 is otherwise specified pursuant to Section 2.2 to be inapplicable to Securities of any Series, the Company shall be released from its obligations under, and may omit to comply with, any term, provision or condition set forth in Sections 4.2, 4.3, 4.4, 4.5, 4.6, 4.7 and 5.1 with respect to the Securities of any Series as well as any additional covenants specified in a supplemental indenture, a Board Resolution or an Officer’s Certificate delivered pursuant to Section 2.2 with respect to the Securities of such Series (and the failure to comply with any such covenants shall not constitute a Default or Event of Default with respect to any Securities of such Series, whether such Default or Event of Default is specified in this Indenture or in any supplemental indenture, Board Resolution or Officer’s Certificate delivered pursuant to Section 2.2 in respect of such Series (“covenant defeasance”)), provided that the following conditions shall have been satisfied:

(a)            the Company shall have deposited or caused to be irrevocably deposited (except as provided in Section 8.2(c) and Section 8.5) with the Trustee as trust funds in trust for the purpose of making the following payments, specifically pledged as security for and dedicated solely to the benefit of the Holders of the Securities of such Series (i) in the case of Securities of such Series denominated in Dollars, cash in Dollars and/or U.S. Government Obligations, or (ii) in the case of Securities of such Series denominated in a Foreign Currency (other than a composite currency), money and/or Foreign Government Obligations, which through the payment of interest and principal in respect thereof in accordance with their terms, will provide (and without reinvestment and assuming no tax liability will be imposed on such Trustee), not later than one day before the due date of any payment of principal of or interest, if any, on and any mandatory sinking fund payments in respect of, the Securities of such Series, an amount in cash, sufficient, in the opinion of a nationally recognized firm of independent certified public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge each installment of principal of and interest, if any, on and any mandatory sinking fund payments in respect of all the Securities of such Series on the dates such installments of interest or principal and such sinking fund payments are due or, if applicable, any redemption date;

(b)            such deposit will not result in a breach or violation of, or constitute a default under, this Indenture or any other material instrument or agreement relating to or evidencing indebtedness for borrowed money to which the Company is a party or by which it is bound;

(c)            no Default or Event of Default with respect to the Securities of such Series shall have occurred and be continuing on the date of such deposit;

(d)            the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that Holders of the Securities of such Series will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit and covenant defeasance and will be subject to Federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such deposit and covenant defeasance had not occurred;

(e)            if the deposit of money and/or U.S. Government Obligations or Foreign Government Obligations shall be sufficient to pay the principal of, interest, if any on and any mandatory sinking fund payments in respect of any or all of the outstanding Securities of such Series provided such Securities are redeemed on a particular redemption date, and if such Securities have not been called for redemption, the Company shall make arrangements reasonably satisfactory to the Trustee for the giving of notice of such redemption by the Trustee in the name, and at the expense of, the Company; and

(f)             the Company shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each to the effect that all conditions precedent provided for relating to the defeasance contemplated by this Section 8.4 have been complied with.

Section 8.5     Repayment to Company. The Trustee and the Paying Agent shall pay to the Company upon request any money, U.S. Government Obligations and Foreign Government Obligations held by them in trust for the payment of principal, interest, premium, if any, or any sinking fund payment on any Securities and not applied that remains unclaimed for two years after the respective dates such principal, interest and premium, if any, or sinking fund payment on such Securities, as the case may be, shall have become due and payable. After that, Securityholders entitled to the payment thereof must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person.

Section 8.6     Reinstatement. If the Trustee or the Paying Agent is unable to apply any money deposited with respect to Securities of any Series in accordance with Section 8.1 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the obligations of the Company under this Indenture with respect to the Securities of such Series and under the Securities of such Series shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.1 until such time as the Trustee or the Paying Agent is permitted to apply all such money in accordance with Section 8.1; provided, however, that if the Company has made any payment of principal of or interest or premium on or any sinking fund payments with respect to any Securities because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money held by the Trustee or Paying Agent.

Article 9.
AMENDMENTS AND WAIVERS

Section 9.1     Without Consent of Holders. The Company and the Trustee may enter into a supplemental indenture in order to amend or supplement this Indenture with respect to Securities of one or more Series or amend or supplement the Securities of one or more Series without notice to or the consent of any Securityholder to:

(a)            cure any ambiguity, defect or inconsistency;

(b)            make any change that does not adversely affect the rights of any Securityholder in any material respect;

(c)            comply with Article 5;

(d)            provide for the issuance of uncertificated Securities in addition to or in place of certificated Securities or reflect any changes in the rules or procedures of any Depositary for Global Securities;

(e)            add to the covenants or Events of Default for the benefit of the Holders of all or any Series of Securities (and if such covenants or Event of Default, as the case may be, are to be for the benefit of less than all Series of Securities, stating that such covenants or Events of Default, as the case may be, are expressly being included solely for the benefit of such Series); or to surrender any right or power herein conferred upon the Company with respect to Securities of one or more Series (and, if the surrender of any such right or power is to be for the benefit of less than all Series of Securities, stating that the surrender of such right or power, as the case may be, is expressly being included or made solely for the benefit of such Series); or to secure the Securities of one or more Series or to provide guarantees for the benefit of one or more Series of Securities (and, if such security or guarantees are to be for the benefit of less then all Series of Securities, stating that such security or guarantees, as the case may be, are expressly being included or provided for the benefit of such Series);

(f)             amend or supplement any of the provisions of this Indenture in respect of one or more Series of Securities, provided, however, that any such amendment or supplement either (A) shall not apply to any outstanding Security of any Series issued prior to the date of such amendment or supplement and entitled to the benefit of such provision or (B) shall become effective only if or when, as the case may be, there is no outstanding Securities of any Series issued prior to the date of such amendment or supplement and entitled to the benefit of such provision;

(g)            establish the form and terms of any Series of Securities as permitted by this Indenture;

(h)            evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Securities of one or more Series and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee;

(i)             supplement any provisions of this Indenture as is necessary to permit or facilitate the legal defeasance, covenant defeasance or satisfaction and discharge of any Securities as described in Article 8; and

(j)             comply with requirements of the SEC or any applicable law or regulation in order to effect or maintain the qualification of this Indenture under the TIA, or conform the Indenture with any other mandatory provision of law or regulation, or conform the Indenture or the Securities of any Series to the description thereof contained in any applicable prospectus, prospectus supplement, free writing prospectus, offering memorandum, term sheet or other offering document.

Section 9.2     With Consent of Holders. The Company and the Trustee may enter into a supplemental indenture for the purpose of supplementing or amending in any manner this Indenture with respect to the Securities of any Series, or supplementing or amending the Securities of any Series, with the written consent of the Holders of at least a majority in principal amount of the outstanding Securities of such Series (including consents obtained in connection with a tender offer or exchange offer for the Securities of such Series); provided that no such consent of Holders shall be required in respect of any supplement or amendment permitted by Section 9.1 hereof; and provided, further, that any such supplement or amendment affecting more than one Series of Securities may be set forth in a single supplemental indenture. Without limitation to Section 6.13, the Holders of at least a majority in principal amount of the outstanding Securities of any Series by notice to the Trustee (including consents obtained in connection with a tender offer or exchange offer for the Securities of such Series) may, on behalf of the Holders of all Securities of that Series, waive compliance by the Company with any covenants or other provisions of this Indenture and the Securities of such Series (including, without limitation, any covenants and provisions that may be set forth in a Board Resolution, supplemental indenture or Officer’s Certificate).

It shall not be necessary for the consent of the Holders of Securities under this Section 9.2 to approve the particular form of any proposed supplemental indenture or waiver, but it shall be sufficient if such consent approves the substance thereof. After a supplemental indenture or waiver under this Section 9.2 becomes effective, the Company shall deliver to the Holders of Securities affected thereby, a notice briefly describing the supplemental indenture or waiver. Any failure by the Company to deliver or publish such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture or waiver.

Section 9.3     Limitations. Subject to Section 9.5, an amendment, supplement or waiver pursuant to Section 9.2 affecting the Securities of any Series may not, without the consent of the Holder of each Security of such Series then outstanding:

(a)            reduce the rate of or extend the time for payment of interest (including any default interest, if any) on any Security of such Series;

(b)            reduce the principal of or premium on or change the Stated Maturity of any Security of such Series or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to any Securities of such Series;

(c)            reduce the principal amount of any Discount Securities of such Series payable upon acceleration of the maturity thereof;

(d)            waive a Default or Event of Default in the payment of the principal of, or premium or interest, if any, on any Security of such Series (except a rescission of acceleration of the Securities of such Series by the Holders of at least a majority in aggregate principal amount of the outstanding Securities of such Series and a waiver of the payment default that resulted from such acceleration);

(e)            make the principal of or premium or interest, if any, on any Security of such Series payable in a currency other than that stated in such Security;

(f)             make any change in Sections 6.8, 6.13 or 9.3 (this sentence) with respect to the Securities of such Series;

(g)            reduce the amount payable upon the redemption of any Security of such Series at the Company’s option or the repayment of any Security of such Series at the option of the Holder; or

(h)            reduce the percentage in principal amount of Securities of such Series, the consent of the Holders of which is required for any of the foregoing modifications or otherwise necessary to supplement or amend this Indenture with respect to the Securities of such Series or to waive any past Default with respect to the Securities of such Series.

Section 9.4     Compliance with Trust Indenture Act. Every amendment or supplement to this Indenture or the Securities of one or more Series shall be set forth in a supplemental indenture hereto that complies with the TIA as then in effect.

Section 9.5     Revocation and Effect of Consents. Until an amendment or supplement is set forth in a supplemental indenture or a waiver becomes effective, a consent to it by a Holder of a Security is a continuing consent by the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder’s Security, even if notation of the consent is not made on any Security. However, any such Holder or subsequent Holder may revoke the consent as to his or her Security or portion of a Security if the Trustee receives the notice of revocation before the date of the supplemental indenture or the date the waiver becomes effective.

Any amendment, supplement or waiver once effective shall bind every Securityholder of each Series affected by such amendment, supplement or waiver unless it is of the type or relates to any matters described in any of clauses (a) through (h) of Section 9.3. In that case then, anything herein to the contrary notwithstanding, the amendment, supplement or waiver shall bind each Holder of a Security who has consented to it and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder’s Security.

Section 9.6     Notation on or Exchange of Securities. The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Security of any Series thereafter authenticated. The Company in exchange for Securities of that Series may issue and the Trustee shall authenticate upon request new Securities of that Series that reflect the amendment, supplement or waiver.

Section 9.7     Trustee Protected. In executing, or accepting the additional trusts created by any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Section 7.1) shall be fully protected in relying upon, an Officer’s Certificate and an Opinion of Counsel to the effect that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Trustee shall sign all supplemental indentures, except that the Trustee need not sign any supplemental indenture that adversely affects its rights or duties.

Article 10.
MISCELLANEOUS

Section 10.1   Trust Indenture Act Controls. This Indenture shall incorporate and be governed by the provisions of the TIA that are required to be part of and to govern indentures qualified under the TIA. If any provision of this Indenture limits, qualifies, or conflicts with another provision which is required or deemed to be included in this Indenture by the TIA, such required or deemed provision shall control.

Section 10.2   Notices. Except as otherwise set forth herein, any notice or communication by the Company or the Trustee to the other, or by a Holder to the Company or the Trustee, is duly given if in writing and delivered in person or by overnight courier or five days after it is mailed by first class mail or, in the case of communications between the Trustee and the Company, when transmitted by .pdf attachment to email transmission (confirmed, in the case of email transmission, by delivery in person or by overnight courier no later than the next day):

if to the Company:

eBay Inc.
2025 Hamilton Avenue
San Jose, California 95125
Attention: Chief Legal Officer
Email: corporatelegal@ebay.com

if to the Trustee:

Deutsche Bank Trust Company Americas
Trust and Securities Services
1 Columbus Circle, 4th Floor
Mail Stop: NYC01-0417
New York, New York 10019
USA
Attention: EBAY INC., Deal ID: AA8400

The Company or the Trustee by notice to the other may designate additional or different addresses, including email addresses, for subsequent notices or communications.

Except as otherwise set forth in this Indenture, any notice or communication to a Securityholder shall be mailed by first-class mail, sent by overnight courier or hand delivery, transmitted by email or transmitted by facsimile transmission to his or her address shown on the register kept by the Registrar. Failure to deliver a notice or communication to a Securityholder of any Series or any defect in it shall not affect its sufficiency with respect to other Securityholders of that or any other Series.

If a notice or communication is delivered in the manner provided above or as otherwise provided in this Indenture, within the time prescribed, it is duly given, whether or not the Securityholder receives it.

If the Company delivers a notice or communication to Securityholders, it shall deliver a copy to the Trustee and each Agent at the same time.

Section 10.3   Communication by Holders with Other Holders. Securityholders of any Series may communicate pursuant to TIA § 312(b) with other Securityholders of that Series or any other Series with respect to their rights under this Indenture or the Securities of that Series or all Series. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA § 312(c).

Section 10.4   Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

(a)            an Officer’s Certificate stating that, in the opinion of the signer, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(b)            an Opinion of Counsel to the effect that, in the opinion of such counsel, all such conditions precedent provided for in this Indenture relating to the proposed action have been complied with, unless such requirement has been waived or is not required by the Trustee.

Section 10.5    Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA § 314(a)(4)) shall comply with the provisions of TIA § 314(e) and shall include:

(a)            a statement that the person making such certificate or opinion has read such covenant or condition;

(b)            a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c)            a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(d)            a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

Section 10.6    Rules by Trustee and Agents. The Trustee may make reasonable rules for action by or a meeting of Securityholders of one or more Series. Any Agent may make reasonable rules and set reasonable requirements for its functions.

Section 10.7    Legal Holidays. Unless otherwise provided pursuant to Section 2.2 for a Series of Securities, if a payment date for any Security is not a Business Day at a place of payment, payment may be made at that place on the next succeeding Business Day, and no interest shall accrue for the intervening period.

Section 10.8    No Recourse Against Others. A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Securityholder by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Securities.

Section 10.9    Counterparts; E-Signatures. This Indenture may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Facsimile, documents executed, scanned and transmitted electronically and electronic signatures, including those created or transmitted through a software platform or application, shall be deemed original signatures for purposes of this Indenture and all other related documents and all matters and agreements related thereto, with such facsimile, scanned and electronic signatures having the same legal effect as original signatures. The parties agree that this Indenture or any other related document or any instrument, agreement or document necessary for the consummation of the transactions contemplated by this Indenture or the other related documents or related hereto or thereto (including, without limitation, addendums, amendments, notices, instructions, communications with respect to the delivery of securities or the wire transfer of funds or other communications) (“Executed Documentation”) may be accepted, executed or agreed to through the use of an electronic signature in accordance with applicable laws, rules and regulations in effect from time to time applicable to the effectiveness and enforceability of electronic signatures. Any Executed Documentation accepted, executed or agreed to in conformity with such laws, rules and regulations will be binding on all parties hereto to the same extent as if it were physically executed and each party hereby consents to the use of any third party electronic signature capture service providers as may be reasonably chosen by a signatory hereto or thereto. When the Trustee and any Agents acts on any Executed Documentation sent by electronic transmission, the Trustee and such Agents will not be responsible or liable for any losses, costs or expenses arising directly or indirectly from its reliance upon and compliance with such Executed Documentation, notwithstanding that such Executed Documentation (a) may not be an authorized or authentic communication of the party involved or in the form such party sent or intended to send (whether due to fraud, distortion or otherwise) or (b) may conflict with, or be inconsistent with, a subsequent written instruction or communication; it being understood and agreed that the Trustee and Agents shall conclusively presume that Executed Documentation that purports to have been sent by an authorized officer of a Person has been sent by an authorized officer of such Person. The party providing Executed Documentation through electronic transmission or otherwise with electronic signatures agrees to assume all risks arising out of such electronic methods, including, without limitation, the risk of the Trustee and Agents acting on unauthorized instructions and the risk of interception and misuse by third parties.

Section 10.10 Governing Law; Waiver of Jury Trial. THIS INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SUCH STATE, WITHOUT REGARD TO THE CONFLICT OF LAWS PROVISIONS THEREOF. EACH OF THE COMPANY, THE TRUSTEE, PAYING AGENT, REGISTRAR AND ANY OTHER AGENT HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE SECURITIES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 10.11 No Adverse Interpretation of Other Agreements. To the extent permitted by applicable law, this Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or a Subsidiary of the Company and any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 10.12 Successors. All agreements of the Company in this Indenture and the Securities shall bind its successor. All agreements of the Trustee in this Indenture shall bind its successor.

Section 10.13 Severability. To the extent permitted by applicable law, in case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 10.14 Table of Contents, Headings, Etc. The Table of Contents, Cross Reference Table, and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

Section 10.15 Securities in a Composite Currency, Currency Unit or Foreign Currency. Unless otherwise provided pursuant to Section 2.2 with respect to a particular Series of Securities, whenever for purposes of this Indenture any action may be taken by the Holders of a specified percentage in aggregate principal amount of Securities of one or more Series at the time outstanding and, at such time, there are outstanding Securities of any such Series which are denominated in a currency or currencies other than Dollars (including, but not limited to, any composite currency, currency units or Foreign Currency), then the principal amount (or, in the case of Discount Securities, such other amount as may be specified pursuant to the terms of such Discount Securities) of Securities of such Series which shall be deemed to be outstanding for the purpose of giving any consent, notice or waiver or taking any other action under this Indenture or the Securities of such Series shall be that amount of Dollars that could be obtained for such principal amount (or other amount, as the case may be) at the Market Exchange Rate at such time. For purposes of this Section 10.15, “Market Exchange Rate” shall mean the noon Dollar buying rate in New York City for cable transfers of such currency or currencies as published by the Federal Reserve Bank of New York, as of the most recent available date. If such Market Exchange Rate is not available for any reason with respect to any such currency, the Company shall use, in its sole discretion, such quotation of the Federal Reserve Bank of New York as of the most recent available date, or quotations or rates of exchange from one or more major banks in The City of New York or in the country of issue of the currency in question, which for purposes of euros shall be Brussels, Belgium, or such other quotations or rates of exchange as the Company shall deem appropriate. The provisions of this paragraph shall apply in determining the equivalent principal amount (or other amount, as the case may be) in respect of Securities of a Series denominated in currency or currencies other than Dollars in connection with any consent, notice, waiver or other action taken by Holders of Securities of such Series pursuant to the terms of this Indenture.

The Company may, at its option, appoint a “Market Rate Agent” to obtain the Market Exchange Rate (or alternative rate) and to perform the relevant calculations with respect to any Securities denominated in a currency or currencies other than Dollars. All decisions and determinations of the Company or any such Market Rate Agent regarding the Market Exchange Rate or any alternative determination provided for in the preceding paragraph shall be in its sole discretion and shall, in the absence of manifest error, to the extent permitted by law, be conclusive for all purposes and irrevocably binding upon the Company and all Holders.

Section 10.16 Payment in Required Currency; Judgment Currency. The Company agrees, to the fullest extent permitted by applicable law, that (a) if for the purpose of obtaining judgment in any court it is necessary to convert the sum due in respect of the principal of or interest or other amount on the Securities of any Series (the “Required Currency”) into a currency in which a judgment will be rendered (the “Judgment Currency”), the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Trustee could purchase in The City of New York the Required Currency with the Judgment Currency on the day on which final unappealable judgment is entered, unless such day is not a New York Banking Day, in which case the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Trustee could purchase in The City of New York the Required Currency with the Judgment Currency on the New York Banking Day preceding the day on which final unappealable judgment is entered and (b) its obligations under this Indenture to make payments in the Required Currency (i) shall not be discharged or satisfied by any tender, any recovery pursuant to any judgment (whether or not entered in accordance with subsection (a)), in any currency other than the Required Currency, except to the extent that such tender or recovery shall result in the actual receipt, by the payee, of the full amount of the Required Currency expressed to be payable in respect of such payments, (ii) shall be enforceable as an alternative or additional cause of action for the purpose of recovering in the Required Currency the amount, if any, by which such actual receipt shall fall short of the full amount of the Required Currency so expressed to be payable, and (iii) shall not be affected by judgment being obtained for any other sum due under this Indenture. For purposes of the foregoing, “New York Banking Day” means any day that is a Business Day in The City of New York.

Section 10.17 Force Majeure. The Trustee and Agents shall not incur any liability for not performing any act or fulfilling any duty, obligation or responsibility hereunder by reason of any occurrence beyond the control of the Trustee and Agents (including but not limited to any act or provision of any present or future law or regulation or governmental authority, any act of God or war, civil unrest, local or national disturbance or disaster, pandemic, epidemic, any act of terrorism, or the unavailability of the Federal Reserve Bank wire or facsimile or other wire or communication facility).

Section 10.18 U.S.A. Patriot Act. In order to comply with the laws, rules, regulations and executive orders in effect from time to time applicable to banking institutions, including, without limitation, those relating to the funding of terrorist activities and money laundering, including Section 326 of the USA PATRIOT Act of the United States (“Applicable Law”), the Trustee and Agents are required to obtain, verify, record and update certain information relating to individuals and entities which maintain a business relationship with the Trustee and Agents. Accordingly, each of the parties agree to provide to the Trustee and Agents, upon their request from time to time such identifying information and documentation as may be available for such party in order to enable the Trustee and Agents to comply with Applicable Law. The provisions of this Section 10.18 are for the sole and exclusive benefit of the Trustee and no failure by the Company to comply with, or any breach of, this Section 10.18 shall constitute a Default, Event of Default or other default with respect to the Securities of any Series or under this Indenture, nor shall any person other than the Company and the Trustee have any rights under this Section 10.18.

Article 11.
SINKING FUNDS

Section 11.1   Applicability of Article. In the case of any Securities of a Series that are entitled to the benefit of any sinking fund for the retirement of Securities of such Series, the provisions of this Article shall be applicable to such sinking fund, except as otherwise permitted or required pursuant to Section 2.2.

The minimum amount of any sinking fund payment provided for by the terms of the Securities of any Series is herein referred to as a “mandatory sinking fund payment” and any other sinking fund amount provided for by the terms of Securities of such Series is herein referred to as an “optional sinking fund payment.” If provided for by the terms of Securities of any Series, the cash amount of any sinking fund payment may be subject to reduction as provided in Section 11.2. Each sinking fund payment shall be applied to the redemption of Securities of the applicable Series as provided for by the terms of the Securities of such Series.

Section 11.2   Satisfaction of Sinking Fund Payments with Securities. The Company may, in satisfaction of all or any part of any sinking fund payment with respect to the Securities of any Series to be made pursuant to the terms of such Securities (1) deliver outstanding Securities of such Series to which such sinking fund payment is applicable (other than any of such Securities previously called for mandatory sinking fund redemption) and (2) apply as credit Securities of such Series to which such sinking fund payment is applicable and which have been repurchased by the Company or redeemed either at the election of the Company pursuant to the terms of such Series of Securities (except pursuant to any mandatory sinking fund) or through the application of permitted optional sinking fund payments or other optional redemptions pursuant to the terms of such Securities, provided that such Securities have not been previously so credited. Such Securities shall be received by the Trustee, together with an Officer’s Certificate with respect thereto, not later than 15 days prior to the date on which the Trustee or Depositary begins the process of selecting Securities for redemption pursuant to such sinking fund, and shall be credited for such purpose by the Trustee at 100% of the principal amount thereof unless a different price is specified by the terms of such Securities for redemption through operation of the sinking fund and the amount of such sinking fund payment shall be reduced accordingly. If as a result of the delivery or credit of Securities in lieu of cash payments pursuant to this Section 11.2, the principal amount of Securities of such Series to be redeemed in order to exhaust the aforesaid cash payment shall be less than $100,000, the Trustee need not call Securities of such Series for redemption, except upon receipt of a Company Order that such action be taken, and such cash payment shall be held by the Trustee or a Paying Agent and applied to the next succeeding sinking fund payment, provided, however, that the Trustee or such Paying Agent shall from time to time upon receipt of a Company Order pay over and deliver to the Company any cash payment so being held by the Trustee or such Paying Agent upon delivery by the Company to the Trustee of Securities of that Series purchased by the Company having an unpaid principal amount equal to the cash payment required to be released to the Company.

Section 11.3   Redemption of Securities for Sinking Fund. Not less than 45 days (or such shorter notice as may be reasonably acceptable to the Trustee) prior to each sinking fund payment date for any Series of Securities, the Company will deliver to the Trustee an Officer’s Certificate specifying the amount of the next ensuing mandatory sinking fund payment for that Series pursuant to the terms of that Series, the portion thereof, if any, which is to be satisfied by payment of cash and the portion thereof, if any, which is to be satisfied by delivering and crediting of Securities of that Series pursuant to Section 11.2, and the optional amount, if any, to be added in cash to the next ensuing mandatory sinking fund payment, and the Company shall thereupon be obligated to pay the amount therein specified. Not less than 30 days (unless otherwise indicated pursuant to Section 2.2 in respect of a particular Series of Securities) before each such sinking fund payment date the Trustee shall select the Securities to be redeemed upon such sinking fund payment date in the manner specified in Section 3.3 and cause notice of the redemption thereof to be given in the name of and at the expense of the Company in the manner provided in Section 3.4. Such notice having been duly given, the redemption of such Securities shall be made upon the terms and in the manner stated in Sections 3.5, 3.6 and 3.7.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the day and year first above written.

eBay Inc., as Issuer

By:	/s/ Peggy Alford
Name: Peggy Alford
Title: Chief Financial Officer

Deutsche Bank Trust Company Americas, as Trustee

By:	/s/ Denise Kellerk
Name: Denise Kellerk
Title: Vice President

By:	/s/ Carol Ng
Name: Carol Ng
Title: Vice President